FILED PURSUANT TO RULE 424(b)(4)
FILE NO. 333-171570

CHANTICLEER HOLDINGS, INC.

Warrants to purchase up to 4,921,948 Shares of Common Stock
Issuable Upon Exercise of Nontransferable Rights to Subscribe for such Warrants

We are distributing, at no charge to the holders of our common stock as of 5:00 p.m., Charlotte, NC time, on March 31, 2011 (the “Record Date”), non-transferable subscription rights to subscribe for class a warrants (“Class A Offered Warrants”) and class B warrants (“Class B Offered Warrants”, and together with the Class A Offered Warrants the “Offered Warrants”) to purchase shares of our common stock. Our shareholders will receive one non-transferable subscription right for every share of our common stock held as of the Record Date. Pursuant to the terms of this offering, if all rights are exercised, we will receive $98,439 of subscription proceeds.

Each non-transferable subscription right entitles the holder to subscribe for one Class A Offered Warrant to purchase one share of our common stock at $2.75 for a period of 5 years following October 1, 2011, and one Class B Warrant to purchase one share of our common stock at $3.50 for a period of 5 years following October 1, 2011, which we refer to as the subscription right.  Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights to purchase Offered Warrants  that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities beneficially owning in excess of nine and 9/10 percent (9.90%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

The subscription rights will expire if they are not exercised by 5:00 p.m., Charlotte, NC time, on August 20, 2011, which date we refer to as the expiration date.  We may extend the expiration date for up to an additional 30 days in our sole discretion.  Any subscription rights not exercised by the expiration date will expire worthless without any payment to the holders of those unexercised subscription rights.  There is no minimum subscription amount required for consummation of this rights offering.

You should carefully consider whether to exercise your subscription rights before the expiration date.  All exercises of subscription rights are irrevocable.  Our board of directors is making no recommendation regarding your exercise of the subscription rights.  Our board of directors may cancel, modify, or amend this rights offering at any time prior to the expiration date for any reason.  In the event that we cancel the rights offering, all subscription payments received by us will be returned, without interest or deduction, as soon as practicable.

Investing in our securities involves a high degree of risk.  In addition, your holdings of common stock in our company will be diluted if you do not exercise the full amount of your subscription rights.  You should read “Risk Factors” beginning on page 12 of this prospectus and all other information included or incorporated by reference in this prospectus before deciding whether to exercise your rights.

Our common stock is quoted on the OTCBB under the symbol “CCLR.”  The shares of common stock issued pursuant to the terms of the Offered Warrants will also be quoted on the OTCBB under the same “CCLR” symbol.  The last reported sale of our common stock was on July 7, 2011, at $2.99 per share.  The subscription rights are non-transferable.  The Offered Warrants to be issued pursuant to this offering are non-transferable following their issuance through their expiration date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the information incorporated by reference herein.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2011

Unless the context otherwise requires, all references to “Chanticleer” “we,” “us,” “our,” “our company,” or similar language in this prospectus refer to Chanticleer Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

You should rely only on the information incorporated by reference or contained in this prospectus or any supplement to this prospectus, including any free writing prospectus that we use in connection with this offering.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  For further information, please see the section of this prospectus entitled “Where You Can Find Additional Information.”  We are not making an offer of these securities in any jurisdiction where the offer is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation.

You should not assume that the information appearing in this prospectus or documents incorporated herein by reference is accurate as of any date other than the dates on the front of those documents, regardless of the time of delivery of this prospectus, the time of any exercise of the subscription rights or any sale of a security.  Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus and the documents incorporated herein by reference from market research, publicly available information and industry publications.  Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information.  Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not generally sought the consent of the sources to refer to their reports appearing in this prospectus or the documents incorporated herein by reference.

This prospectus and the documents incorporated herein by reference contain trademarks, tradenames, service marks and service names of Chanticleer Holdings, Inc.

TABLE OF CONTENTS

Questions and Answers About the Rights Offering	1
Prospectus Summary	6
Special Note Regarding Forward-Looking Statements	10
Risk Factors	12
The Rights Offering	18
Use of Proceeds	23
Selected Financial Data	24
Quarterly Financial Data	24
Capitalization	25
Market for Common Stock and Related Shareholder Matters	25
Dividend Policy	26
Description of Securities	26
Description of Offered Warrants	26
Material U.S. Federal Income Tax Considerations	27
Information with Respect to Registrant	31
Business	31
Properties	33
Legal Proceedings	33
Management’s Discussion and Analysis of Financial Condition and Results of Operations	33
Quantitative and Qualitative Disclosures about Market Risk	39
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	39
Director and Executive Officers	40
Executive Compensation	41
Security Ownership of Certain Beneficial Owners	42
Certain Relationships and Related Transactions	44
Plan of Distribution	46
Transfer Agent and Registrar	46
Legal Matters	46
Experts	46
Where You Can Find Additional Information	47
Index to Financial Statements	F-1

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate may be common questions about the rights offering.  The answers are based on selected information from this prospectus.  The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering.  This prospectus and the information incorporated herein by reference contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, our common stock and our business.

Exercising the subscription rights and investing in our securities involves a high degree of risk.  We urge you to carefully read the section entitled “Risk Factors” beginning on page 12 of this prospectus and all other information included in this prospectus and in the documents incorporated herein by reference in its entirety before you decide whether to exercise your subscription rights.

Q:	What is a rights offering?

A:            A rights offering is a distribution of subscription rights on a pro rata basis to all existing common shareholders of a company.  We are distributing to holders of our common stock, at no charge, as of the close of business on the Record Date (March 31, 2011), subscription rights to purchase up to an aggregate of 4,921,948 Offered Warrants. You will receive one subscription right for every share of our common stock you own at the close of business on the Record Date. The subscription rights will be evidenced by subscription rights certificates, which will be distributed to the record holders of our common stock.

Q:	Why are you undertaking the rights offering?

A:            We are making the rights offering to raise funds for general corporate purposes, including working capital.  Our board of directors has elected a rights offering over other types of financings because a rights offering provides our existing shareholders the opportunity to participate in this offering, and our board of directors believes this creates less percentage dilution of shareholder ownership interest in our company than if we issued shares to new investors.

Q:	How much money will Chanticleer raise as a result of the rights offering?

A:            Assuming the maximum offering amount of $98,439 of subscription proceeds, we estimate that the net proceeds from the rights offering will be approximately $48,439, after deducting expenses related to this offering payable by us estimated at approximately $50,000.  We may decide to close the rights offering and accept such proceeds of the subscription rights as we have received as of the expiration date of the rights offering even if such amount is less than the maximum offering amount.  See “Risk Factors — Completion of this offering is not subject to us raising a minimum offering amount and proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering.”

Q:	What is a subscription right?

A:            Each subscription right entitles the holder of the subscription right the opportunity to purchase one Class A Offered Warrant and one Class B Offered Warrant at the exercise price of $0.04.  The Class A Offered Warrant entitles the holder to purchase one share of our common stock at $2.75, for a period of 5 years following October 1, 2011.   The Class B Offered Warrant entitles the holder to purchase one share of our common stock at $3.50, for a period of 5 years following October 1, 2011.  The subscription rights are non-transferable.  The Offered Warrants to be issued pursuant to this offering are non-transferable following their issuance and through their expiration date.

A holder may exercise any number of his subscription rights or he may choose not to exercise any subscription rights at all.

For example, if you own 1,000 shares of our common stock on the Record Date, you will be granted one subscription right for every share of our common stock you own at that time, representing the right to subscribe for Class A Offered Warrants to purchase up to an aggregate of 1,000 shares of our common stock and Class B Offered Warrants to purchase up to an aggregate of 1,000 shares of our common stock.  If you hold your shares in the name of a broker dealer, custodian bank, trustee or other nominee who uses the services of the Depository Trust Company, or DTC, then DTC will issue one right to the nominee for every share of our common stock you own at the Record Date.

Q.	Will our officers, directors and significant shareholders be exercising their subscription rights?

A:            Our officers, directors and greater than 5% beneficial shareholders may participate in this offering at the same subscription price per share as all other purchasers, but none of our officers, directors or greater than 5% beneficial shareholders are obligated to so participate.

Q:	Will the subscription rights and Offered Warrants that I receive upon exercise of my subscription rights be tradable on the OTCBB?

A:            Our common stock is currently traded on the OTCBB under the symbol “CCLR”.  The subscription rights are non-transferable and will not be traded. The Offered Warrants to be issued pursuant to this offering will be non-transferable following their issuance and through their expiration date, and will not be traded. The common stock underlying the Offered Warrants, upon issuance, will be traded on the OTCBB under the symbol “CCLR”.

Q:	How do I exercise my subscription right?

A:            You may exercise your subscription rights by properly completing and signing your subscription rights certificate if you are a record holder of our common stock or by properly completing the subscription documents received from your bank or broker-dealer if your shares of common stock are held in street name.  Your subscription rights certificate, or properly completed subscription documents, as the case may be, together with full payment of the subscription price, must be received by us by 5:00 p.m., Charlotte, NC time, on or prior to the expiration date of the rights offering.  All funds received from the exercise of subscription rights that are not fulfilled will be returned to investors, without interest, as soon as practicable after the rights offering has expired.

If you use the mail, we recommend that you use insured, registered mail, return receipt requested.  We will not be obligated to honor your exercise of subscription rights if we receive the documents  relating to your exercise after the rights offering expires, regardless of when you transmitted the documents.

Q:	Am I required to subscribe in the rights offering?

A:           No.  You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.  If you choose not to exercise your subscription rights in full, however, the relative percentage of our common stock that you own will substantially decrease, and your voting and other rights will be substantially diluted.

Q:	What happens if I choose not to exercise my subscription rights?

A:            You will retain your current number of shares of our common stock even if you do not exercise your subscription rights.  However, if you do not exercise your subscription right in full, the percentage of our common stock that you own will decrease, and your voting and other rights will be diluted to the extent that other shareholders exercise their subscription rights.

Q:	Are there any limits on the number of Offered Warrants I may purchase in the rights offering or own as a result of the rights offering?

A.             No.  You may exercise subscription rights to purchase any or all of the Offered Warrants underlying your subscription rights.

Q:	Are there any limits on the number of Offered Warrants I may exercise?

A.           Yes.  Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise Offered Warrants resulting in the issuance of shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 9.9% of our issued and outstanding shares of common stock following said exercises.  See “The Rights Offering — Limit on How Many Offered Warrants You May Exercise in the Rights Offering.”

Q:	When will the rights offering expire?

A:            The subscription rights will expire, if not exercised, at 5:00 p.m., Charlotte, NC time, on August 20, 2011, unless we decide to terminate the rights offering earlier or extend the expiration date for up to an additional 30 days in our sole discretion.  If we extend the expiration date, you will have at least ten trading days during which to exercise your subscription rights.  Any subscription rights not exercised at or before that time will expire without any payment to the holders of those unexercised subscription rights.  See “The Rights Offering — Expiration of the Rights Offering and Extensions, Amendments, and Termination.”  We must actually receive all required documents and payments before that time and date.

Q:	May I transfer or sell my subscription rights if I do not want to purchase my shares?

A:            No.  You may not sell or transfer the subscription rights because they are non-transferable.

Q:	Will Chanticleer be requiring a minimum dollar amount of subscriptions to consummate the rights offering?

A:            No.  There is no minimum subscription requirement to consummate the rights offering.

Q:	Are there risks in exercising my subscription rights?

A:            Yes.  The exercise of your subscription rights (and the resulting ownership of our common stock) involves a high degree of risk.  Exercising your subscription rights means buying Offered Warrants and should be considered as carefully as you would consider any other equity investment.  You should carefully consider the information under the heading “Risk Factors” and all other information included in this prospectus and in the documents incorporated herein by reference before deciding to exercise your subscription rights.

Q:	Can the board of directors cancel or terminate the rights offering?

A:            Yes.  Our board of directors may decide to cancel or terminate the rights offering at any time and for any reason before the expiration date.  If our board of directors cancels or terminates the rights offering, we will issue a press release notifying shareholders of the cancellation or termination, and any money received from subscribing holders of rights will be returned as soon as practicable, without interest.

Q:	After I exercise my subscription rights, can I change my mind and cancel my purchase?

A:            No.  All exercises of subscription rights are irrevocable.  Once you send in your subscription rights certificate and payment, you cannot revoke the exercise of your subscription right.  You should not exercise your subscription right unless you are certain that you wish to purchase Offered Warrants at the subscription price of $0.04 for one Class A Offered Warrant and one Class B Offered Warrant.

Q:	If the rights offering is not completed, will my subscription payment be refunded to me?

A.            Yes.  We will hold all funds we receive in a segregated bank account until completion of the rights offering.  If the rights offering is not completed, all subscription payments that we receive will be returned, without interest or deduction, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.  If you own shares of common stock in “street name,” it may take longer for you to receive payment because we will return payments to the record holder of your shares of common stock.

Q:	What should I do if I want to participate in the rights offering but my shares of common stock are held in the name of my broker dealer, custodian bank, trustee or other nominee?

A:            Beneficial owners of our shares of common stock that are held by a nominee, such as a broker, dealer custodian bank or trustee, must contact that nominee to exercise their subscription rights.  In that case, the nominee will exercise the subscription rights on behalf of the beneficial owner and arrange for proper payment. If you wish to purchase Offered Warrants through the rights offering, please promptly contact your broker, dealer, custodian bank, or other nominee that is the record holder of your shares of common stock.  We will ask your record holder to notify you of the rights offering.  You should complete and return to your record holder the appropriate subscription documentation you receive from your record holder.

Q:	What should I do if I want to participate in the rights offering, but I am a shareholder with a foreign address?

A:            Subscription rights certificates will not be mailed to foreign shareholders whose address of record is outside the United States, or is an Army Post Office (APO) address or Fleet Post Office (FPO).  If you are a foreign shareholder you will be sent written notice of this offering.  We will hold your subscription rights, subject to you making satisfactory arrangements with us for the exercise of your subscription rights, and follow your instructions for the exercise of the subscription rights if such instructions are received by us at or before 5:00 p.m., Charlotte, NC time, on August 17, 2011, three business days prior to the expiration date (or, if this offering is extended, on or before three business days prior to the extended expiration date).  If no instructions are received by us by that time, your subscription rights will expire worthless without any payment to you of those unexercised subscription rights.

Q:	Will I be charged a fee or a sales commission if I exercise my subscription rights?

A:            We will not charge any fee or sales commission to subscription rights holders for exercising their subscription rights (other than the subscription price).  However, if you exercise your subscription rights through a broker, dealer, custodian bank, trustee or other nominee, you are responsible for any fees charged by your broker, dealer, custodian bank, trustee or other nominee.

Q:	Is a recommendation to shareholders regarding the rights offering being made?

A:            No.  Neither we nor our board of directors are making any recommendation as to whether or not you should exercise your subscription rights. Shareholders who exercise subscription rights risk investment loss on new money invested.  We urge you to make your decision based on your own assessment of our business and financial condition, our prospects for the future, the terms of this rights offering, and the information in, or incorporated by reference into, this prospectus.  Please see “Risk Factors” for a discussion of some of the risks involved in investing in our Offered Warrants and underlying common stock.

Q:	How was the $0.04 subscription price established?

A:            The subscription price per Offered Warrant for the rights offering was set by our board of directors. In determining the subscription price, our board of directors also considered, among other things, our cash needs, the terms and expenses of this offering relative to other alternatives for raising capital (including fees payable to our advisors), the price at which our shareholders might be willing to participate in the rights offering, and the size of this offering and the general condition of the securities market.  Based upon the factors described above, our board of directors determined that the subscription price represented an appropriate subscription price.

Q:	What are the material U.S. federal income tax consequences of receiving or exercising my subscription rights?

A:            A holder of common stock should not recognize income or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights in this rights offering.  However, if this rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Internal Revenue Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you. You should consult your own tax advisor as to the particular consequences to you of the rights offering.  For a more detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

Q:	If I exercise my subscription rights, when will I receive Offered Warrants purchased in the rights offering?

A:            If your shares are held of record by Cede & Co. or by any other depository or nominee through the facilities of DTC on your behalf or on behalf of your broker, dealer, custodian bank, trustee or other nominee, you will have any Offered Warrants that you acquire credited to the account of Cede & Co. or the other depository or nominee. With respect to all other shareholders, Offered Warrants acquired will be mailed to such shareholders. Any such mailing or crediting will occur as soon as practicable after the rights offering has expired, and payment for the Offered Warrants subscribed for has cleared.

Q:	Who is the subscription agent for the rights offering and to whom should I send my forms and payment?

A:            We are serving as the subscription agent with respect to the rights offering.  If your shares of common stock are held in the name of a broker, dealer, or other nominee, then you should send your applicable subscription documents to your broker, dealer, or other nominee.  If you are a record holder, then you should send your applicable subscription documents, by overnight delivery, first class mail or courier service to:  Chanticleer Holdings, Inc., Attn:  Corporate Secretary, 11220 Elm Lane, Suite 203, Charlotte, NC 28277.

You are solely responsible for timely completing delivery to us of your subscription documents, subscription rights certificate, and payment.  We urge you to allow sufficient time for delivery of your subscription materials to us.

Q:	What should I do if I have other questions?

A:            If you have any questions or need further information about this rights offering, please call our Corporate Secretary at 704-366-5122.

PROSPECTUS SUMMARY

This prospectus summary contains basic information about us and this rights offering.  Because it is a summary, it does not contain all of the information that you should consider before deciding whether or not you should exercise your subscription rights.  To understand this offering fully, you should carefully read this entire prospectus, including the “Risk Factors” section, and the documents incorporated herein by reference.  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this registration statement or incorporated by reference into this registration statement.

Corporate Information

Our principal executive offices are located at 11220 Elm Lane, Suite 203, Charlotte, NC  28277.   Our web site is www.chanticleerholdings.com.  Information on our website is not incorporated in this prospectus and is not a part of this prospectus.

Summary of this Rights Offering

Securities Offered
We are distributing, at no charge, to the holders of our common stock as of the Record Date, 5:00 p.m., Charlotte, NC time, on March 31, 2011, non-transferable subscription rights to subscribe for Offered Warrants to purchase shares of common stock.  We will distribute one right to the holder of record of every share of common stock that is held by the holder of record on the Record Date, or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees, as a beneficial owner of such shares. We anticipate that the total purchase price for the securities sold in this rights offering will be up to $98,439. No assurances can be given, however, as to the level of participation in this rights offering.

Subscription Right
Each non-transferable subscription right entitles the holder to subscribe for one Class A Offered Warrant to purchase one share of our common stock at $2.75 for a period of 5 years following October 1, 2011, and one Class B Offered Warrant to purchase one share of our common stock at $3.50 for a period of 5 years following October 1, 2011, which we refer to as the subscription right.

Limitation on Exercise of Offered Warrants
Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise Offered Warrants to purchase shares of our common stock that, when aggregated with their existing ownership of common stock, would result in such person or entity, together with any related persons or entities, owning in excess of nine and 9/10 percent (9.90%) of our issued and outstanding shares of common stock following said exercise.  See “The Rights Offering — Limit on How Many Offered Warrants You May Exercise in the Rights Offering.”

Record Date	5:00 p.m., Charlotte, NC time, on March 31, 2011.

Commencement Date of Subscription Period	5:00 p.m., Charlotte, NC time, on July 20, 2011.

Expiration of the Rights Offering
5:00 p.m., Charlotte, NC time, on August 20, 2011, unless extended by us as described below in this summary under “—Extension, Cancellation and Amendment.”  Any subscription rights not exercised at or before the expiration date and time will have no value and expire without any payment to the holders of those unexercised subscription rights.  To exercise subscription rights, we must actually receive all required documents and payments before the expiration date and time.

Subscription Price
$0.04 for one Class A Offered Warrant and one Class B Offered Warrant, payable in immediately available funds. To be effective, any payment related to the exercise of the right must clear prior to the expiration of the rights offering.

Use of Proceeds	The proceeds from the rights offering, less fees and expenses incurred by us in connection with the rights offering, are intended to be used for general corporate purposes, including working capital.

Non-Transferability of Subscription Rights	The subscription rights may not be transferred or assigned at any time during or after the subscription period.

Non-Transferability of Offered Warrants	The Offered Warrants to be issued pursuant to this offering may not be transferred or assigned at any time.

No Recommendation
Our board of directors makes no recommendation to you about whether you should exercise or let expire any of your subscription rights.  You are urged to consult your own financial advisors in order to make an independent investment decision about whether to exercise or let expire any of your subscription rights.  We cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing Offered Warrants at the subscription price will be able to sell the underlying shares of common stock at the same price or a higher price.  You are urged to make your decision based on your own assessment of our business and this rights offering.  Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock and “The Rights Offering—Reason for the Rights Offering; Determination of Offering Price.”

No Minimum Subscription Requirement	There is no minimum subscription requirement. We will consummate the rights offering regardless of the amount raised from the exercise of subscription rights by the expiration date.

Maximum Offering Size	If this offering is fully subscribed we will raise $98,439 of subscription proceeds.

No Revocation
If you exercise any of your subscription rights, you will not be permitted to revoke or change the exercise or request a refund of monies paid.  You should not exercise your subscription rights unless you are sure that you wish to purchase Offered Warrants.  Once you exercise your subscription rights, you cannot revoke the exercise of your subscription rights even if you later learn information that you consider to be unfavorable.

Material U.S. Federal Income Tax Considerations
A holder of common stock should not recognize income, gain, or loss for U.S. federal income tax purposes in connection with the receipt, exercise or expiration of subscription rights in the rights offering.  However, if this rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Internal Revenue Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you. You should consult your own tax advisor as to the particular tax consequences to you of the receipt, exercise or expiration of the subscription rights in light of your particular circumstances.  For a more detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

Extension, Cancellation and Amendment
Extension.  Our board of directors may extend the expiration date for exercising your subscription rights for up to an additional 30 days in their sole discretion.  If we extend the expiration date, you will have at least ten trading days during which to exercise your subscription rights.  Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., Charlotte, NC time, on the next business day following the previously scheduled expiration date.

Cancellation.  We may cancel the rights offering at any time and for any reason prior to the expiration date.  Any cancellation of this offering will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., Charlotte, NC time, on the next business day following the cancellation.  In the event that we cancel this rights offering, all subscription payments that we have received will be returned, without interest or deduction, as soon as practicable.

Amendment. We reserve the right to amend or modify the terms of the rights offering at any time prior to the expiration date of the offering.

Procedure for Exercising Subscription Rights	To exercise your subscription rights, you must take the following steps:

●
If you are a registered holder of our common stock we must receive your payment for each Offered Warrant subscribed for pursuant to your subscription right at the initial subscription price of $0.04 for one Class A Offered Warrant and one Class B Offered Warrant, and properly completed subscription rights certificate before 5:00 p.m., Charlotte, NC time, on August 20, 2011.  You may deliver the documents and payments by mail or commercial carrier.  If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

●
If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank, or other nominee, or if you would prefer that an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your subscription rights on your behalf and deliver all documents and payments to us before 5:00 p.m., Charlotte, NC time, on August 20, 2011.

●
If you wish to purchase Offered Warrants through the rights offering, please promptly contact any broker, dealer, custodian bank, or other nominee who is the record holder of your shares. We will ask your record holder to notify you of the rights offering.  You should complete and return to your record holder the appropriate subscription documentation you receive from your record holder.

Foreign Stockholders
We will not mail subscription rights certificates to foreign shareholders whose address of record is outside the United States, or is an Army Post Office (APO) address or Fleet Post Office.  We will hold the subscription rights certificates for such holder’s account.  To exercise subscription rights, stockholders with such addresses must notify us and timely follow the procedures described in “The Rights Offering—Foreign Shareholders.”

Subscription Agent	We will serve as the subscription agent for the rights offering.

Information on Rights Offering	If you have any questions or need further information about this rights offering, please call our Corporate Secretary at 704-366-5122.

Shares Outstanding Before this Rights Offering
2,460,974 shares of our common stock were outstanding as of July 8, 2011, the date of this prospectus (which excludes the shares underlying the Offered Warrants being issued as part of this offering and outstanding options and warrants).

Shares Outstanding after Completion of this Rights Offering
Up to 7,382,922 shares of our common stock will be outstanding, assuming the maximum offering amount is subscribed for pursuant to this rights offering and all Offered Warrants are fully exercised.  These amounts exclude other outstanding options and warrants.

Risk Factors
Investing in our Offered Warrants involves a high degree of risk.  Shareholders considering making an investment in our Offered Warrants should carefully read the section entitled “Risk Factors” and all other information included in this prospectus and in the documents incorporated herein by reference in its entirety.

Fees and Expenses	We will bear the fees and expenses relating to the rights offering.

Trading Symbols	Common Stock. Our common stock is quoted on the OTCBB under the symbol “CCLR.” The shares of common stock underlying the Offered Warrants will also be quoted on the OTCBB under the same symbol.

Subscription Rights. The subscription rights are not transferable either during or after the subscription period.

Offered Warrants. The Offered Warrants to be issued pursuant to this offering are not transferable.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain forward-looking statements regarding, among other things, the anticipated financial and operating results of our company.  For this purpose, forward-looking statements are any statements contained herein and in the documents incorporated by reference herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, “estimate,” “could,” “should,” “would,” “likely,” “may,” “will,”  “plan,” “intend,” “believes,” “expects,” “anticipates,” “projected,” or similar expressions.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The forward looking information is based on various factors and was derived using numerous assumptions.  Important factors that could cause our company’s actual results to differ materially from those projected, include, for example:

•	general economic, market or business conditions;

•	our ability to generate sufficient sales to generate operating profits, or to sell products at a profit;

•	the ability of our company to raise funds in the future through sales of securities;

•	whether our company is able to enter into binding agreements with third parties to assist in product or network development;

•	the ability of our company to commercialize its developmental products, or if actually commercialized, to obtain commercial acceptance thereof;

•	the ability of our company to compete with its competitors to obtain market share;

•	the ability of our company to obtain sufficient funds through operations or otherwise to repay its debt obligations, or to fund development and marketing of its products;

•	the ability of our company to satisfy its trade obligations included in accounts payable and accrued liabilities;

•
the ability of our company to predict or estimate its future quarterly or annual revenues and expenses given the developing and unpredictable market for its products and the lack of established revenues;

•	the ability of a key customer to reduce or delay purchasing products from our company; and

•
as a result of the slowdown in the economy and/or the tightening of the capital and credit markets, our customers may modify, delay or cancel plans to purchase our products or services, and suppliers may increase their prices, reduce their output or change their terms of sale.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described above and in the “Risk Factors” section of this prospectus and the documents incorporated herein by reference.  We cannot assure you that we have identified all the factors that create uncertainties.  Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.  Readers should not place undue reliance on forward-looking statements.

Any forward-looking statement made by us in this prospectus or in the documents incorporated by reference herein speaks only as of the date of such document. Unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our Offered Warrants involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described below, which are incorporated herein by reference, and other information included in this prospectus and incorporated herein by reference. The risks described below and in the information incorporated herein by reference are not the only risks involved in an investment in our Offered Warrants. The risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks described below or in the information incorporated herein by reference actually occur, our business, results of operations, and financial condition could suffer materially. In that event, the trading price and market value of our common stock could decline, and you may lose all or part of your investment in our common stock .

 Risks Related to the Rights Offering

Your interest in our company may be diluted as a result of this rights offering.

Shareholders who do not fully exercise their subscription rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their subscription rights. Further, the shares of common stock issuable upon the exercise of the Offered Warrants will dilute the ownership interest of shareholders not participating in this offering who have not exercised the subscription rights they receive.

Completion of this rights offering is not subject to us raising a minimum offering amount.

Completion of this offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering, including investing in a company that continues to require capital.

This rights offering may cause the trading price of our common stock to decrease.

The subscription price, together with the number of shares of common stock we propose to issue and ultimately will issue if this rights offering is completed, may result in an immediate decrease in the market value of our common stock.  This decrease may continue after the completion of this rights offering.  We cannot predict the effect, if any, that the availability of shares for future sale, represented by the Offered Warrants issued in connection with the rights offering, will have on the market price of our common stock from time to time. Further, if a substantial number of subscription rights are exercised and the holders of the Offered Warrants exercise them and choose to sell some or all of the shares underlying the Offered Warrants, the resulting sales could depress the market price of our common stock.  Following the exercise of your subscription rights and Offered Warrants, you may not be able to sell your common stock at a price equal to or greater than the exercise price.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies as soon as practicable.

We may decide, in our sole discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date.  If this offering is cancelled or terminated, we will have no obligation with respect to subscription rights that have been exercised except to return as soon as practicable, without interest, the subscription payments deposited with us.  If we terminate this offering and you have not exercised any subscription rights, such subscription rights will expire worthless.

Our common stock price may be volatile as a result of this rights offering.

The trading price of our common stock may fluctuate substantially depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.  These factors include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time, including increased volatility due to the worldwide credit and financial markets crisis;

•	significant volatility in the market price and trading volume of our securities, including increased volatility due to the worldwide credit and financial markets crisis;

•	actual or anticipated changes or fluctuations in our operating results and cash flow;

•	material announcements by us regarding business performance, financings, mergers and acquisitions or other transactions;

•	general economic and market conditions and trends;

•	competitive factors;

•	announcement of technological innovations that affect our products, customers, competitors or markets,

•	availability for resale of our shares issuable upon exercise of the warrants and options;

•	loss of key supplier or customer relationships; or

•	departures of key personnel.

Additionally, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the trading price and market value of our common stock.

We cannot assure you that the trading price of our common stock will not decline after you elect to exercise your subscription rights.

Because we do not have any formal commitments from any of our stockholders to participate in the rights offering, the net proceeds we receive from the rights offering may be lower than we currently anticipate.

We do not have any formal commitments from any of our stockholders to participate in the rights offering, and we cannot assure you that any of our stockholders will exercise all or any part of their subscription right. If our stockholders and third parties that may acquire subscription rights subscribe for fewer shares of our common stock than we currently anticipate, the net proceeds we receive from the rights offering could be significantly lower than we currently expect.

The subscription price determined for this offering is not an indication of the fair value of our Offered Warrants.

The subscription price of $0.04 for one Class A Offered Warrant and one Class B Offered Warrant does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition or any other established criteria for value.  You should not consider the subscription price as an indication of the fair value of our Offered Warrants.

We will have broad discretion in the use of the net proceeds from this offering and may not use the proceeds effectively.

Although we plan to use the proceeds of this offering for general corporate purposes, including working capital, we will not be restricted to such use and will have broad discretion in determining how the proceeds of this offering will be used.  Our discretion is not limited by the uses set forth in this prospectus in the section entitled “Use of Proceeds.”  While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering.  Investors in this offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering.  Our shareholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

If you do not act on a timely basis and follow subscription instructions, your exercise of subscription rights may be rejected.

Holders of subscription rights who desire to purchase Offered Warrants in this offering must act on a timely basis to ensure that all required forms and payments are actually received by us prior to 5:00 p.m., Charlotte, NC time, on the expiration date, unless extended.  If you are a beneficial owner of shares of common stock and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to us to exercise the subscription rights granted in this offering that you beneficially own prior to 5:00 p.m., Charlotte, NC time on the expiration date, as may be extended.  We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by us prior to 5:00 p.m., Charlotte, NC time, on the expiration date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, we may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received.  We may not contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment.  We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in this rights offering.

Any uncertified check used to pay for Offered Warrants to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days.  If you choose to exercise your subscription rights, in whole or in part, and to pay for Offered Warrants by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the Offered Warrants you wish to purchase.

The receipt of subscription rights may be treated as a taxable distribution to you.

The distribution of the subscription rights in this rights offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  Please see the discussion on the “Material U.S. Federal Income Tax Considerations” below.  This position is not binding on the IRS, or the courts, however.  If this rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights.  Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain.  Each holder of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

Absence of a public trading market for the Offered Warrants.

The Offered Warrants are non-transferable, and therefore there is no established trading market for the Offered Warrants to be issued pursuant to this offering.

Since the Offered Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Offered Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Offered Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Offered Warrants or may receive an amount less than they would be entitled to if they had exercised their Offered Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

There can be no assurance that we can maintain an effective registration statement covering the shares of common stock underlying the Offered Warrants, and in such event, the shares could not be sold in the open market unless subsequently registered or pursuant to an exemption from registration.

The Offered Warrants are exercisable at any time during the period from October 1, 2011 through September 30, 2016. There can be no assurance that we will be able to maintain an effective registration statement covering the shares underlying the Offered Warrants at all times during the exercise period. Upon issuance, the shares of common stock could only be sold in the open market if there is an effective registration statement covering the shares. If the shares would not be covered by an effective registration statement at the time of issuance, the shares would constitute restricted securities and could only be sold pursuant to an exemption from registration under the Securities Act of 1933, such as Rule 144, or if subsequently registered under the Act. Pursuant to Rule 144, the holder of the shares who is not affiliated with the company may not sell the shares on the open market until six months following the date of issuance.

Risks Relating to Our Business

Our existence is dependent on our ability to raise capital that may not be available.

There can be no assurance that our business will prove financially profitable or generate sufficient revenues to cover our expenses. From inception, we have generated funds primarily through the sale of securities. Although we believe that we have adequate existing resources to provide for our funding requirements through at least the fourth quarter of 2011, there can be no assurances that we will be able to continue to generate sufficient funds thereafter.  Even with the proceeds of this offering, if any, subsequent to December 31, 2011, our inability to obtain additional needed funding can have a material adverse effect on our operations and our ability to achieve profitability. If we fail to generate increased revenues or fail to sell additional securities, you may lose all or a substantial portion of your investment.

We may be required to incur further debt to meet future capital requirements of our business. Should we be required to incur additional debt, the restrictions imposed by the terms of such debt could adversely affect our financial condition and our ability to respond to changes in our business.

If we incur additional debt, we may be subject to the following risks:

•	our vulnerability to adverse economic conditions and competitive pressures may be heightened;
•	our flexibility in planning for, or reacting to, changes in our business and industry may be limited;
•	our debt covenants may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry;
•
a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and therefore, may be able to take advantage of opportunities that our indebtedness would prevent us from pursuing;

•	the covenants contained in the agreements governing our outstanding indebtedness may limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;
•	a significant portion of our cash flows could be used to service our indebtedness;
•	we may be sensitive to fluctuations in interest rates if any of our debt obligations are subject to variable interest rates; and
•	our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

We cannot assure you that our leverage and such restrictions will not materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities. In addition, we cannot assure you that additional financing will be available when required or, if available, will be on terms satisfactory to us.

Current conditions in the global financial markets and the distressed economy may materially adversely affect our business, results of operations and ability to raise capital.

Our business and results of operations may be materially affected by conditions in the financial markets and the economy generally. The stress being experienced by global financial markets that began in late 2007 continued and substantially increased during 2008 and into 2009. The volatility and disruption in the financial markets have reached unprecedented levels. The availability and cost of credit has been materially affected. These factors, combined with volatile oil prices, depressed home prices and increasing foreclosures, falling equity market values, declining business and consumer confidence and the risks of increased inflation and unemployment, have precipitated an economic slowdown and severe recession. These events and the continuing market upheavals may have an adverse effect on us, our suppliers and our customers. The demand for our products could be adversely affected in an economic downturn and our revenues may decline under such circumstances.

Furthermore, the fixed-income markets are experiencing a period of both extreme volatility and limited market liquidity, which has affected a broad range of asset classes and sectors. Equity markets have also been experiencing heightened volatility. We may find it difficult, or we may not be able, to access the credit or equity markets, or we may experience higher funding costs as a result of the current adverse market conditions. Continued instability in these markets may limit our ability to access the capital we require to fund and grow our business.

We depend on our key personnel and if they would leave us, our business could be adversely affected.

We are dependent on key management personnel, particularly the Chairman and Chief Executive Officer, Michael D. Pruitt. The loss of services of Mr. Pruitt or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

•	they have specialized knowledge about our company and operations;
•	they have specialized skills that are important to our operations; or
•	they would be particularly difficult to replace.

We do not have employment agreements with any of our officers.

Risks Related to Our Common Stock

We do not expect to pay cash dividends in the foreseeable future and therefore investors should not anticipate cash dividends on their investment.

Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends and there can be no assurance that cash dividends will ever be paid on our common stock.

We may issue additional shares of our common stock, which could depress the market price of our common stock and dilute your ownership.

Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well. Furthermore, the issuance of any additional shares of our common stock, including those pursuant to the Offered Warrants subject to this offering, or securities convertible into our common stock could be substantially dilutive to holders of our common stock if they do not invest in future offerings.

Our stock price may be volatile.

The trading price of our common stock is expected to be subject to significant fluctuations in response to various factors including, but not limited to, the following:

•	quarterly variations in operating results and achievement of key business metrics;
•	changes in earnings estimates by securities analysts, if any;
•	any differences between reported results and securities analysts’ published or unpublished expectations;
•	announcements of new contracts or service offerings by us or our competitors;

•	market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors;
•	shares being sold pursuant to Rule 144 or upon exercise of warrants;
•	our ability to obtain working capital financing; and
•	general economic or stock market conditions unrelated to our operating performance.

The securities market in recent years has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations as well as general economic conditions may also materially and adversely affect the market price of our common stock.

Director and officer liability is limited.

As permitted by Delaware law, our by-laws limit the liability of our directors for monetary damages for breach of a director’s fiduciary duty except for liability in certain instances. As a result of our by-law provisions and Delaware law, shareholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our by-laws and indemnification agreements entered into by our company with each of the officers and directors provide that we shall indemnify our directors and officers to the fullest extent permitted by law.

Our publicly-filed reports are reviewed by the SEC from time to time and any significant changes required as a result of any such review may result in material liability to us, and have a material adverse impact on the trading price of our common stock.

The reports of publicly-traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements and to enhance the overall effectiveness of companies’ public filings, and comprehensive reviews of such reports are now required at least every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. While we believe that our previously filed SEC reports comply, and we intend that all future reports will comply in all material respects with the published SEC rules and regulations, we could be required to modify or reformulate information contained in prior filings as a result of an SEC review. Any modification or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of our common stock.

THE RIGHTS OFFERING

Terms of the Offer

We are distributing, at no charge to the holders of our common stock as of March 31, 2011, the Record Date, non-transferable subscription rights to subscribe for our Offered Warrants to purchase shares of our common stock.  Record Date shareholders will receive one non-transferable subscription right for every share of our common stock owned on the Record Date, or an aggregate of 2,460,974 rights.

Each non-transferable subscription right entitles the holder to subscribe for one Class A Offered Warrant and one Class B Offered Warrant for a subscription price of $0.04.   The Class A Offered Warrants entitle the holder to purchase one share of our common stock at $2.75 for a period of 5 years following October 1, 2011, and the Class B Offered Warrants entitle the holder to purchase one share of our common stock at $3.50 for a period of 5 years following October 1, 2011, which we refer to as the  subscription right.

The subscription rights will expire if they are not exercised by 5:00 p.m., Charlotte, NC time, on August 20, 2011, which date we refer to as the expiration date.  We may extend the expiration date for up to an additional 30 days in our sole discretion.

To exercise subscription rights, holders must return the properly completed subscription rights certificate and any other required documents along with full payment of the subscription price for all shares for which subscriptions are exercised by the expiration date.  Any subscription rights not exercised by the expiration date will expire worthless without any payment to the holders of those unexercised subscription rights.

There is no minimum subscription amount required for consummation of this rights offering.  We will raise no more than $98,439 in this rights offering. Our board of directors may cancel, modify, or amend this rights offering at any time prior to the expiration date for any reason.  In the event that we cancel the rights offering, all subscription payments received by us will be returned, without interest, as soon as practicable.

Our common stock is quoted on the OTCBB under the symbol “CCLR.” The last reported sale of our common stock was July 7, 2011, at $2.99 per share.  The subscription rights are non-transferable during and after the subscription period. The Offered Warrants are non-transferable.

For purposes of determining the number of Offered Warrants a subscription rights holder may acquire in this offering, brokers, dealers, custodian banks, trust companies or others whose shares are held of record by Cede & Co. or by any other depository or nominee will be deemed to be the holders of the subscription rights that are issued to Cede or the other depository or nominee on their behalf.

Expiration of the Rights Offering and Extensions, Amendments, and Termination

Expiration and Extensions.  You may exercise your subscription rights at any time before 5:00 p.m., Charlotte, NC time, on August 20, 2011, the expiration date of the rights offering, unless extended.  Our board of directors may extend the expiration date for exercising your subscription rights for up to an additional 30 days in their sole discretion. If we extend the expiration date, you will have at least ten trading days during which to exercise your subscription rights.  Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., Charlotte, NC time, on the next business day following the previously scheduled expiration date.

Any subscription rights not exercised at or before that time will have no value and expire without any payment to the holders of those unexercised subscription rights.  We will not be obligated to honor your exercise of subscription rights if we receive the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents.

Termination; Cancellation.  We may cancel or terminate the rights offering at any time prior to the expiration date.  Any cancellation or termination of this offering will be followed as promptly as practicable by an announcement of the cancelation or termination and any money received form subscribing rights holders will be returned as soon as practicable, without interest.

Amendment.  We reserve the right to amend or modify the terms of the rights offering at any time prior to the expiration date of the offering.

Limit on How Many Offered Warrants You May Purchase and Exercise in the Rights Offering

There is no limit on the number of Offered Warrants underlying your subscription rights that you may purchase. Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise Offered Warrants to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 9.9% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

Reasons for the Rights Offering; Determination of the Offering Price

We are making the rights offering to raise funds for general corporate purposes, including working capital (see “Use of Proceeds”).  Prior to approving the rights offering, our board of directors carefully considered current market conditions and financing opportunities, as well as the potential dilution of the ownership percentage of the existing holders of our common stock that may be caused by the rights offering.

After weighing the factors discussed above and the effect of the $98,439 in additional capital, before expenses, that may be generated by the sale of Offered Warrants pursuant to the rights offering, our board of directors believes that the rights offering is in the best interests of our company.  Although we believe that the rights offering will strengthen our financial condition, our board of directors is not making any recommendation as to whether you should exercise your subscription rights.

The subscription price for the rights offering was set by our board of directors.  In determining the subscription price, the board of directors also considered, among other things, the following factors:

•	our cash needs;

•	the historical and current market price of our common stock;

•	the terms and expenses of this offering relative to other alternatives for raising capital, including fees payable to the dealer manager and our advisors;

•	the size of this offering; and

•	the general condition of the securities market.

Information on Rights Offering

If you have any questions or need further information on this rights offering, please contact our Corporate Secretary at 704-366-5122.

Subscription Agent

We will act as the subscription agent in connection with this rights offering.  Completed subscription rights certificates must be sent together with full payment of the subscription price for all shares subscribed for through the exercise of the subscription right to us by one of the methods described below.

We will accept only properly completed and duly executed subscription rights certificates actually received at Chanticleer Holdings, Inc., Attn:  Corporate Secretary, 11220 Elm Lane, Suite 203, Charlotte, NC 28277, at or prior to 5:00 p.m., Charlotte, NC time, on the expiration date of this offering.  See “Payment for Shares” below.  In this prospectus, close of business means 5:00 p.m., Charlotte, NC time, on the relevant date.

Delivery to an address other than the address listed above will not constitute valid delivery and, accordingly, may be rejected by us.

Shareholders may also contact their broker, dealer, custodian bank, trustee or other nominee for information with respect to this offering.

Methods for Exercising Subscription Rights

Subscription rights are evidenced by subscription rights certificates, which may be physical certificates but will more likely be electronic certificates issued through the facilities of DTC. Except as described below under “Foreign Shareholders,” the subscription certificates will be mailed to Record Date shareholders or, if a Record Date shareholder’s shares are held by a depository or nominee on his, her or its behalf, to such depository or nominee.  Subscription rights may be exercised by completing and signing the subscription rights certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription rights certificate to us, together with payment in full for the shares at the subscription price by the expiration date of this offering. Completed subscription rights certificates and related payments must be received by us prior to 5:00 p.m., Charlotte, NC time, on or before the expiration date, at our offices at the address set forth above.

Record Date Shareholders Whose Shares are Held by a Nominee

Record Date shareholders whose shares are held by a nominee, such as a broker, dealer, custodian bank, trustee or other nominee, must contact that nominee to exercise their subscription rights.  In that case, the nominee will exercise the subscription rights on behalf of the Record Date shareholder and arrange for proper payment by one of the methods set forth under “Payment for Shares” below.

You should complete and send to that record holder the applicable subscription documents from your record holder with the other rights offering materials. While we will not charge any fee or sales commission to subscription rights holders for exercising their subscription rights (other than the subscription price), if you exercise your subscription rights and/or sell any underlying shares of our common stock through a broker, dealer, custodian bank, trustee or other nominee, you are responsible for any fees charged by your broker, dealer, custodian bank, trustee or other nominee.

Nominees

Nominees, such as brokers, dealers, custodian banks, trustees or depositories for securities, who hold shares for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the subscription rights.  If the beneficial owner so instructs, the nominee should exercise the subscription rights on behalf of the beneficial owner and arrange for proper payment as described under “Payment for Shares” below.

All Exercises are Irrevocable

All exercises of subscription rights are irrevocable. Once you send in your subscription rights certificate and payment, you cannot revoke the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase Offered Warrants at the subscription price of $0.04 for one Class A Offered Warrant and one Class B Offered Warrant.

General

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding.  No alternative, conditional or contingent subscriptions will be accepted.  We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

We reserve the right to reject any exercise if such exercise is not in accordance with the terms of this rights offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription rights certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion.  We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be listed for trading on the OTCBB or any other stock exchange or market.

Foreign Shareholders

Subscription rights certificates will not be mailed to foreign shareholders.  A foreign shareholder is any record holder of common stock on the Record Date whose address of record is outside the United States, or is an Army Post Office (APO) address or Fleet Post Office (FPO) address.  Foreign shareholders will be sent written notice of this offering.  We will hold the subscription rights to which those subscription rights certificates relate for these shareholders’ accounts, subject to that shareholder making satisfactory arrangements with us for the exercise of the subscription rights, and follow the instructions of such shareholder for the exercise of the subscription rights if such instructions are received by us at or before 11:00 a.m., Charlotte, NC time, on August 17, 2011, three business days prior to the expiration date (or, if this offering is extended, on or before three business days prior to the extended expiration date).  If no instructions are received by us by that time, the subscription rights will expire worthless without any payment to the holders of those unexercised rights.

Payment for Shares

A participating subscription rights holder may send the subscription rights certificate together with payment for the Offered Warrants subscribed for in the rights offering to us based on the subscription price of $0.04 for one Class A Offered Warrant and one Class B Offered Warrant. To be accepted, the payment, together with a properly completed and executed subscription rights certificate, must be received by us at Chanticleer Holdings, Inc., Attn:  Corporate Secretary, 11220 Elm Lane, Suite 203, Charlotte, NC 28277, at or prior to 5:00 p.m., Charlotte, NC time, on the expiration date.

All payments by a participating subscription rights holder must be in U.S. dollars by check or bank draft drawn on a bank or branch located in the U.S. and payable to Chanticleer Holdings, Inc.  Payment also may be made by wire transfer pursuant to the instructions set forth in the subscription rights certificate.

The method of delivery of subscription rights certificates and payment of the subscription price to us will be at the election and risk of the participating subscription rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to us and clearance of payment prior to 5:00 p.m., Charlotte, NC time, on the expiration date.  Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or wire transfer.

Whichever of the methods described above is used, issuance of the shares purchased is subject to collection of checks and actual payment.

If a participating subscription rights holder who subscribes for shares as part of the subscription right does not make payment of any amounts due by the expiration date, we reserve the right to take any or all of the following actions:  (i) apply any payment actually received by us from the participating subscription rights holder toward the purchase of the greatest whole number of Offered Warrants which could be acquired by such participating subscription rights holder upon exercise of the subscription right; and/or (ii) exercise any and all other rights or remedies to which we may be entitled, including the right to set off against payments actually received by us with respect to such subscribed for Offered Warrants.

All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us, whose determinations will be final and binding.  We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right.  Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion.  We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

Participating subscription rights holders will have no right to rescind their subscription after receipt of their payment for shares.

Delivery of Stock Certificates

Shareholders whose shares are held of record by Cede & Co. or by any other depository or nominee on their behalf or on behalf of their broker, dealer, custodian bank, trustee or other nominee will have any Offered Warrants that they acquire credited to the account of Cede & Co. or the other depository or nominee. With respect to all other shareholders all Offered Warrants acquired will be mailed. Any such mailing or crediting will occur as soon as practicable after the rights offering has expired, payment for the Offered Warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

ERISA Considerations

Retirement plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of subscription rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code.  If any portion of an individual retirement account is used as security for a loan, the portion so used is also treated as distributed to the IRA depositor.  The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of subscription rights.  Due to the complexity of these rules and the penalties for noncompliance, retirement plans should consult with their counsel and other advisers regarding the consequences of their exercise of subscription rights under ERISA and the Code.

USE OF PROCEEDS

Assuming the maximum offering amount of $98,439 is subscribed for in the rights offering, we estimate that the net proceeds from the rights offering will be approximately $48,439, after deducting expenses related to this offering payable by us estimated at approximately $50,000.  Assuming that the maximum offering amount is subscribed for in the rights offering, and all of the Offered Warrants are exercised, we would receive $15,381,088 of proceeds from the exercise of all of the Offered Warrants for 2,460,974 shares at the stated exercise price of $2.75 per share under the Class A Offered Warrants, and for 2,460,974 shares at the stated exercise price of $3.50 per share under the Class B Offered Warrants.  There can be no assurances that all of the rights or Offered Warrants will be exercised in full.

We intend to use the net proceeds received from the exercise of the rights for general corporate purposes, including working capital.  Any of the proceeds we do not use immediately upon receipt, we will temporarily invest in short-term investment grade instruments, interest-bearing bank accounts, certificates of deposit, money market securities or U.S. government securities.  Any proceeds received by us from exercises of the Offered Warrants will be used for general corporate purposes, including working capital.

SELECTED FINANCIAL DATA

The following selected financial data for the five years ended December 31, 2010 are derived from the audited consolidated financial statements of Chanticleer Holdings, Inc. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated herein by reference.

		Year ended December 31
	2010	2009	2008	2007	2006
OPERATIONS DATA

Revenues	$136,301	602,978	234,055	574,675	127,243

Net loss	(1,011,565)	(813,696)	(2,238,613)	11,887	(199,213)

Loss per common share (basic and diluted)	$(0.51)	(0.42)	(1.23)	-	(0.13)

BALANCE SHEET DATA

Total assets	$1,414,559	1,453,669	2,225,261	3,824,543	2,577,048

Shareholders’ equity	$82,425	718,018	1,539,136	3,475,276	2,413,389

QUARTERLY FINANCIAL DATA

Unaudited quarterly results of operations for the years ended December 31, 2010 and 2009 follow and should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated herein by reference and the Company's quarterly reports on Form 10-Q for the fiscal years 2010 and 2009.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
YEAR ENDED DECEMBER 31, 2010
Revenues	28,333	42,921	9,250	55,797	136,301
Gross profit (loss)	(235,888)	(186,930)	(153,927)	(483,143)	(1,059,888)
Net profit (loss)	(266,164)	(114,125)	(149,356)	(481,920)	(1,011,565)
Loss per common share (basic and diluted)	(0.14)	(0.06)	(0.07)	(0.24)	(0.51)

YEAR ENDED DECEMBER 31, 2009
Revenues	$103,417	$134,750	$260,875	$103,936	$602,978
Gross profit (loss)	$(380,637)	$(54,487)	$63,043	$(170,189)	$(542,270)
Net profit (loss)	$(437,285)	$362,492	$(36,972)	$(701,931)	$(813,696)
Loss per common share (basic and diluted)	$(0.23)	$0.19	$(0.02)	$(0.36)	$(0.42)

CAPITALIZATION

The following table sets forth our capitalization, cash and cash equivalents as of March 31, 2011:

This table should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes for the quarter ended March 31, 2011 and other financial data incorporated herein by reference.

At March 31, 2011

Cash	$170,506

Total assets	$1,601,433

Total liabilities	$565,291

Total shareholders’ equity	$1,036,142

Total liabilities and shareholders’ equity	$1,601,433

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Our common stock  trades on the OTCBB under the symbol “CCLR”.

The high and low sales prices on the OTCBB for the common stock were as follows:

	High	Low
First Quarter, 2011	$3.38	$2.12
Second Quarter, 2011	$3.20	$2.09

Year ended December 31, 2010
First Quarter	$4.25	$2.50
Second Quarter	$4.25	$2.60
Third Quarter	$4.25	$3.50
Fourth Quarter	$4.25	$3.01

Year ended December 31, 2009
First Quarter	$5.75	$1.01
Second Quarter	$5.55	$3.00
Third Quarter	$5.40	$2.25
Fourth Quarter	$5.50	$2.05

Year ended December 31, 2008
First Quarter	$8.00	$5.40
Second Quarter	$7.00	$5.10
Third Quarter	$7.00	$5.75
Fourth Quarter	$7.00	$5.50

As of July 8, 2011, there were approximately 52 holders of record of our common stock.

DIVIDEND POLICY

The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare out of funds legally available for payment of dividends We have never declared or paid dividends on our common stock.  We currently intend to retain future earnings, if any, for use in our business, and, therefore, we do not anticipate declaring or paying any dividends in the foreseeable future.  Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 200,000,000 shares of common stock, $0.0001 par value.  As of July 8, 2011, there were 2,460,974 shares of common stock issued and outstanding.

Common Stock

The holder of each share of common stock:

•	is entitled to one vote on all matters submitted to a vote of the shareholders of Chanticleer, including the election of directors. There is no cumulative voting for directors;

•	does not have any preemptive rights to subscribe for or purchase shares, obligations, warrants, or other securities of Chanticleer; and

•	is entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for payment of dividends.

Upon any liquidation, dissolution or winding up of Chanticleer, holders of shares of common stock are entitled to receive pro rata all of the assets of Chanticleer available for distribution.

Outstanding Options and Warrants

As of June 13, 2011, we did not have any options or warrants outstanding.

DESCRIPTION OF OFFERED WARRANTS

The Offered Warrants to be issued pursuant to exercise of the subscription rights are non-transferable and will expire September 30, 2016. The Class A Offered Warrants may be exercised for $2.75 per share commencing on October 1, 2011 and at any time through October 1, 2016, and the Class B Offered Warrants may be exercised for $3.50 per share commencing on October 1, 2011 and at any time through September 30, 2016.  The common stock underlying the Offered Warrants, upon issuance, will be traded on the OTCBB under the symbol “CCLR.”

Certificates for all Offered Warrants acquired will be mailed as soon as practicable after the rights offering has expired, payment for the Offered Warrants subscribed for has cleared, unless shares are held of record by Cede & Co. or by any other depository or nominee through the facilities of DTC on behalf of the shareholder or on behalf of the shareholder’s broker, dealer, custodian bank, trustee or other nominee, in which case the shareholder will have any Offered Warrants acquired by the shareholder credited to the account of Cede & Co. or the other depository or nominee as soon as practicable after the rights offering has expired, payment for the Offered Warrants subscribed for has cleared.

We will deliver certificates representing your Offered Warrants that you purchased pursuant to your subscription right as soon as practicable after the rights offering has expired.

The exercise price of the Offered Warrants and the number of shares of common stock issuable upon exercise of the Offered Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.  Upon the merger, consolidation, sale of substantially all the assets of Chanticleer, or other similar transaction, the holders of Offered Warrants shall, at the option of Chanticleer, be required to exercise the Offered Warrants immediately prior to the closing of the transaction, or such Offered Warrants shall automatically expire.  Upon such exercise, the holders of Offered Warrants shall participate on the same basis as the holders of common stock in connection with the transaction.

The Offered Warrants do not confer upon the holder any voting or any other rights of a shareholder of Chanticleer.  Upon notice to the of Offered Warrants holders, Chanticleer has the right, at any time and from time to time, to reduce the exercise price or to extend the of Offered Warrants termination date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion sets forth the material U.S. Federal income tax consequences of the receipt of subscription rights described in this offering and of the exercise or expiration of those subscription rights to U.S. Holders (as defined below) of our common stock that hold such stock as a capital asset for Federal income tax purposes.  This discussion is based upon the Code, Treasury Regulations promulgated thereunder, judicial decisions, and the U.S. Internal Revenue Service’s (“IRS”) current administrative rules, practices and interpretations of law, all as in effect on the date of this document, and all of which are subject to change, possible with retroactive effect.  This discussion applies only to U.S. Holders and does not address all aspects of Federal income taxation that may be important to particular holders in light of their individual investment circumstances or to holders who may be subject to special tax rules, including, without limitation, holders of preferred stock, partnerships (including any entity or arrangement treated as a partnership for Federal income tax purposes), holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, non-U.S. Holders, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or otherwise as compensation, all of whom may be subject to tax rules that differ significantly from those summarized below.

We have not sought, and will not seek, a ruling from the IRS regarding the Federal income tax consequences of this offering or the related securities issuance. This discussion is based on varying interpretations that could result in U.S federal income tax consequences different from those described below. The following discussion does not address the tax consequences of this offering or the related share issuance under foreign, state, or local tax laws, or the alternative minimum tax provisions of the Code.  Accordingly, each holder of common stock is urged to consult its tax advisor with respect to the particular tax consequences of this offering or the related share issuance to such holder.

For purposes of this description, a “U.S. Holder” is a holder of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation that is organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation, regardless of its source; or

•
a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

THIS SUMMARY IS ONLY A GENERAL DISCUSSION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, OR TAX ADVICE.  THE U.S. FEDERAL INCOME TAX TREATMENT OF THE RIGHTS IS COMPLEX AND POTENTIALLY UNFAVORABLE TO U.S. HOLDERS.  ACCORDINGLY, EACH U.S. HOLDER WHO ACQUIRES RIGHTS IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE ACQUISITION OF THE RIGHTS, WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

THE FEDERAL TAX DISCUSSION CONTAINED IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY PERSON FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED BY THE CODE.  THE FEDERAL TAX DISCUSSION CONTAINED IN THIS PROSPECTUS WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION DESCRIBED IN THIS PROSPECTUS.  PROSPECTIVE INVESTORS SHOULD SEEK ADVICE FROM THEIR OWN INDEPENDENT TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Receipt of the Subscription Rights

The distribution of the subscription rights should be a non-taxable distribution to U.S. Holders under Section 305(a) of the Code.  This position is not binding on the IRS, or the courts, however.  If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain.

The distribution of the subscription rights would be taxable under Section 305(b) of the Code if it were a distribution or part of a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some of our shareholders and an increase in the proportionate interest of other shareholders in our assets or earnings and profits, if any.  Distributions having this effect are referred to as “disproportionate distributions.”

The remaining description assumes that U.S. Holders who receive the subscription rights on account of their common stock will not be subject to U.S. federal income tax on such receipt.

Tax Basis and Holding Period of the Subscription Rights

A U.S. Holder's tax basis in the subscription rights will depend on the fair market value of the subscription rights and the fair market value of our common stock at the time of the distribution.

•     If the total fair market value of the subscription rights being distributed in this offering to holders of our common stock represents 15 percent or more of the total fair market value of our common stock at the time of the distribution, a holder must allocate the basis of the holder's shares of common stock (with respect to which the subscriptions rights were distributed) between such stock and the subscription rights received by such holder. This allocation is made in proportion to the fair market value of the common stock and the fair market value of the subscription rights at the date of distribution.

•     If the total fair market value of the subscription rights being distributed in this offering to holders of our common stock is less than 15 percent of the total fair market value of our common stock at the time of the distribution, the basis of such subscription rights will be zero unless the holder elects to allocate part of the basis of the holder's shares of common stock (with respect to which the subscriptions rights were distributed) to the subscription rights. A holder makes such an election by attaching a statement to the holder's tax return for the year in which the subscription rights are received. This election, once made, will be irrevocable with respect to those rights. Any holder that makes such election should retain a copy of the election and of the tax return with which it was filed in order to substantiate the use of an allocated basis upon a subsequent disposition of the security acquired through  exercise of the rights. If the basis of a holder's subscription rights is deemed to be zero because the fair market value of the subscription rights at the time of distribution is less than 15 percent of the fair market value of our common stock and because the holder does not make the election described above, the holder's basis of the shares of common stock with respect to which such rights are received will not change.  If an allocation of basis is made between the subscriptions rights and common stock, and the subscription rights are later exercised, the tax basis in the common stock originally owned by the holder will be reduced by an amount equal to the tax basis allocated to the subscription rights.

The holding period for the subscriptions rights received by a U.S. Holder on account of common stock in the rights offering will include the holder's holding period for the common stock with respect to which the subscriptions rights were received.

Expiration of the Subscription Rights

If the subscription rights expire without exercise while the holder continues to hold the shares of our common stock with respect to which the subscription rights are received, the holder will recognize no loss and the tax basis of the common stock with respect to which the subscription rights were received will equal its tax basis before receipt of the subscription rights.  If the subscription rights expire without exercise or are exercised after you have disposed of the shares of our common stock with respect to which the subscription rights are received, the tax consequences are uncertain and you should consult your tax advisor regarding your ability to recognize a loss (if any) on the expiration of the subscription rights, or regarding the tax basis of the securities acquired upon exercise.

Exercise of the Subscription Rights; Tax Basis and Holding Period of the Securities

A U.S.   Holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering.

The tax basis of the Offered Warrants acquired through exercise of the subscription rights will equal the sum of (a) the exercise price and (b) the holder's tax basis, if any, in the subscription rights (determined as described above).

The holding period for the Offered Warrants acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised. The holding period of common stock subsequently acquired through the exercise of the Offered Warrants will begin with the date the Offered Warrants are exercised.

If a U.S. Holder subsequently exercises an Offered Warrant that the holder acquired through the prior exercise of the subscription rights, that holder will not recognize gain or loss upon the subsequent exercise of the Offered Warrant. The shares of common stock that the holder acquires as a result of exercising the warrant will have a tax basis equal to that holder's adjusted basis in the warrant, plus the amount paid to exercise the warrant. The holding period of shares acquired upon exercise of an Offered Warrant will begin on the day after the warrant is exercised.

If a U.S. Holder sells the Offered Warrant to another person, the holder will recognize taxable gain or loss, if any, in an amount equal to the difference between (a) the proceeds from the sale and (b) the holder's tax basis in the warrant (determined as described above). This gain or loss will be a capital gain or loss if the warrant is a capital asset in the hands of the seller. Whether the capital gain will be long-term or short-term capital gain will depend on the seller's holding period for the warrant.

If the U.S. Holder allows the Offered Warrant to lapse or expire without exercise, the warrant is deemed to be sold or exchanged on the date of expiration. Therefore, the holder will generally recognize a capital loss in an amount equal to the holder's basis in the warrant. The loss is treated as short-term or long-term depending on the holder's holding period in the warrant.

Information Reporting and Backup Withholding

Payments made to you of proceeds from the sale of rights shares may be subject to information reporting to the IRS and possible U.S. federal backup withholding.  Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding.  Backup withholding is not an additional tax.  Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability.  You may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

INFORMATION WITH RESPECT TO REGISTRANT

ITEM 1:              BUSINESS

GENERAL DEVELOPMENT OF BUSINESS

Chanticleer Holdings, Inc. filed an election to be treated as a business development company under the Investment Company Act of 1940 (the “1940 Act”) on May 23, 2005. In connection with this election, we adopted corporate resolutions and operated as a closed-end, non-diversified management investment company and as a business development company (a “BDC”) until this election was revoked, as described below.

The consolidated financial statements include the accounts of Chanticleer Holdings, Inc. and its wholly owned subsidiaries, Chanticleer Advisors, LLC, (“Advisors”), Avenel Ventures, LLC ("Ventures"), Avenel Financial Services, LLC ("AFS"), Chanticleer Holdings Limited ("CHL") and DineOut SA Ltd. ("DineOut") (the Company sold approximately 7% of DineOut during 2010) collectively referred to as “the Company,” “we,” “us,” or “the Companies”.

Information regarding the Company's subsidiaries is as follows:

•
Advisors was formed as a Nevada Limited Liability Company on January 18, 2007 to manage related companies, Chanticleer Investors, LLC ("Investors LLC"), Chanticleer Investors II, LLC ("Investors II") and other investments owned by the Company (For additional information, see www.chanticleeradvisors.com.);

•	Ventures was formed as a Nevada Limited Liability Company on December 24, 2008 to provide business management and consulting services to its clients;

•
AFS was formed as a Nevada Limited Liability Company on February 19, 2009 to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations.  The start-up of AFS's business operation has been delayed and is expected to initially include captive insurance, CHIRA and trust services;

•
CHL was formed as a Limited Liability Company in Jersey on March 24, 2009 and owns the Company's 50% interest in Hooters SA, GP, the general partner of the Hooters restaurant franchises in South Africa;

•	DineOut was formed as a Private Limited Liability Company in England and Wales on October 29, 2009 to raise capital in Europe.

INVESTMENTS MANAGED

Chanticleer Investors LLC

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000.  Investors LLC’s principal asset was a convertible note in the amount of $5,000,000 with Hooters of America, Inc. (“HOA”), collateralized by and convertible into 2% of HOA common stock.  The original note included interest at 6% and was due May 24, 2009.  The note was extended until November 24, 2010 and included an increase in the interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC until May 29, 2009 when it sold 1/2 of its share for $575,000.  Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly).  Under the extended note and revised operating agreement, the Company receives a management fee of $6,625 quarterly and interest income of $11,500 quarterly.  The Company sold an additional $75,000 of its investment in December 2010, leaving it with a balance of $500,000 at December 31, 2010.

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing.  Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which is the Company's share).  One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly.  The Company now owns approximately 14% of Investors LLC.

The Company received a payment of $400,000 at closing for its services in facilitating the acquisition.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its board.

Chanticleer Investors II, LLC

On July 31, 2006, the Company formed Investors II.  Investors II began raising funds in January 2007 for the purpose of investing in publicly traded value securities and has now completed its fourth year of operations with $1,603,869 under management at December 31, 2010.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed Chanticleer Dividend Fund, Inc. ("CDF") under the general corporation laws of the State of Maryland.  CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011.  The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

NARRATIVE DESCRIPTION OF BUSINESS - SEGMENTS

The Company is organized into two active business segments as of the end of 2010, one of which was added during 2009 and had its initial operations in 2010.  The insurance and specialized services segment is inactive at December 31, 2010.  The operation of the restaurants in South Africa commenced in 2010.  See Note 12 of the consolidated financial statements.

Management and consulting services

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded.  The Company also provides management and investment services for Investors LLC and Investors II.  The Company will also provide management services to CDF.

Insurance and specialized financial services

We have formed AFS to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations.  The start-up of AFS's business operation has been delayed and is expected to initially include captive insurance, CHIRA and trust services.

Operation of restaurants (South Africa)

The Company formed CHL to own the Company's 50% general partner interest in Hooters S.A., GP, the general partner of the Hooters' restaurant franchises in South Africa.  Each restaurant is being organized as a limited partnership.  In the first location in Durban, South Africa, the Hoot SA, LP is structured as follows.  CHL owns 50% of the general partner ("GP") interest.  The limited partner ("LP") interest is allocated 40% of the total restaurant cash flow (80% of the 50% owned by CHL) until they have received a return of their capital and a pre-tax compounded return on that capital of 20%.  After the LP interest has received its return, the LP interest share will reduce to 20% and the GP interest will increase to 80%.  CHL initially has a 10% GP interest which will convert to 40% GP interest after the LP payout.  The Company sold its LP interest in the Durban location effective February 28, 2010 for its cost of $37,500.  Hoot SA II, LP was formed to finance the Johannesburg restaurant, which opened in June 2010, and Hoot SA III, LP was formed to finance the Cape Town restaurant, which is planned to open in the spring of 2011.  Both limited partnerships were organized the same way with 20% going to the GP and 80% to the LP until LP payout and 80% to the GP and 20% to the LP after payout.

ACQUISITION OF HOOTERS RESTAURANTS

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing.  Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%)  ($500,000 of which is the Company's share).  One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly.  The Company now owns approximately 14% of Investors LLC.

The Company received a payment of $400,000 at closing for its services in facilitating the acquisition.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its  board.

EMPLOYEES

At December 31, 2010 and 2009, we had 5 and 6 full-time employees, respectively.  Our employees are not represented by a labor union.  We have experienced no work stoppage and believe that our employee relationships are good.

PROPERTIES

Effective August 1, 2009, the Company entered into a new office lease agreement for a period of one year at a monthly rental of $2,100, for its office located at 11220 Elm Lane, Suite 203, Charlotte, NC  28277.

Our office facilities are suitable and adequate for our business as it is presently conducted.

LEGAL PROCEEDINGS

We are not currently subject to any legal proceedings, nor, to our knowledge, is any legal proceeding threatened against us. However, from time to time, we may be a party to certain legal proceedings in the ordinary course of business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements contained in this report that are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "believes," "estimates," "projects" or similar expressions are intended to identify these forward-looking statements. These statements are subject to risks and uncertainties beyond our reasonable control that could cause our actual business and results of operations to differ materially from those reflected in our forward-looking statements. The safe harbor provisions provided in the Securities Litigation Reform Act do not apply to forward-looking statements we make in this report. Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on trends which we anticipate in our industry and our good faith estimate of the effect on these trends of such factors as industry capacity, product demand and product pricing. The inclusion of projections and other forward-looking statements should not be regarded a representation by us or any other person that we will realize our projections or that any of the forward-looking statements contained in this prospectus will prove to be accurate.

Management’s Analysis of Business

The Company currently operates in two principal segments, management services and ownership of restaurant franchises in South Africa.  Management services have included management of Investors LLC and Investors II; and will include management services provided to CDF after its registration statement becomes effective.  In addition, the Company also provides management services to certain other companies with services generally paid for with common stock.

At December 31, 2010, the Company owned an interest in two restaurants which began operations in 2010 and owned an interest in another restaurant which is under construction and is scheduled to open in the spring of 2011.

Results of Operations

Comparison of three months ended March 31, 2011 and 2010

Revenue

Revenues amounted to $441,313 in the three months ended March 31, 2011, as compared to $28,333 in the year earlier period and is summarized as follows.

	2011	2010

HOA LLC acquisition	$400,000	$-
Investors LLC	-	6,625
Total cash	400,000	6,625
HOA LLC consulting accrual	16,667	-
Investors II accrual	22,896	-
Amortization of deferred revenue	1,750	21,708
	$441,313	$28,333

The Company received cash of $400,000 and $6,625 during the three months ended March 31, 2011 and 2010, respectively.  The $400,000 received in 2011 was for services provided in completion of the purchase of HOA and TW by HOA LLC.  The Company has a consulting agreement with HOA LLC and is scheduled to receive $100,000 in January of each year for director and other services provided by Mr. Pruitt, two months of which was accrued at March 31, 2011.  The Investors II accrual is for management services rendered to Investors II which is calculated based on fund performance and is paid after the end of each year.  The amortization of deferred revenue is the consulting and management fees received by the Company in the form of stock that is earned over an extended period, generally one year.

General and Administrative Expenses

General and administrative expenses consisted of the following for the three months ended March 31, 2011 and 2010:

	2011	2010

Professional services and fees	$39,844	$37,261
Payroll	108,627	166,763
Travel and entertainment	13,186	12,744
Other	65,350	47,453
	$227,007	$264,221

Payroll costs decreased $58,136 (35%) primarily due to staff reductions after the first quarter of 2010 for personnel employed primarily to assist the Company in raising funds.

Other Income (Expense)

Other income (expense) consists of the following for the three months ended March 31, 2011 and 2010.

	2011	2010

Realized gain from sale of investments	$19,630	$36,728
Other than temporary decline in available-for-sale securities	-	(40,386)
Equity in earnings of investments	5,103	11,797
Interest and other income	5,017	11,500
Interest expense	(18,759)	(49,550)
	$10,991	$(29,911)

The Company realized a gain of $19,630 from sales of DineOut shares during the 2011 quarter and realized a gain of $33,263 from sales of DineOut shares and a gain of $3,465 from sales of trading securities acquired from a related party during the 2010 quarter.

The Company recorded a loss from an other than temporary decline in its available-for-sale securities of $40,386 in the three months ended March 31, 2010.  The loss included $39,100 for Remodel Auction and $1,286 for Syzygy.

Equity in earnings of investments in 2011 and 2010 represents the Company's share of net profits from its investment in restaurants in South Africa.

Interest expense increased during the 2010 quarter primarily due to the amortization of the beneficial conversion feature on new convertible notes of $35,248.  The convertible notes were all exchanged for our common stock on March 30, 2011.  Accordingly, interest expense should be substantially lower after March 31, 2011.

Comparison of year ended December 31, 2010 and 2009

Revenue

Revenue amounted to $136,301 in 2010 and $602,978 in 2009.  Cash revenues were $84,218 in 2010 and $74,250 in 2009.  Non-cash revenues from management fees include $52,083 in 2010 and included $504,167 in 2009 which was recognized from the receipt of securities for our services.  In addition, 2009 included revenues from a related party of $24,000 which was included in bad debt expense in 2010.  The majority of our cash revenues are management fees from Investors LLC and Investors II.

The fair value of the equity instruments received was determined based upon the stock prices as of the date we reached an agreement with the third party.  The terms of the securities are not subject to adjustment after the measurement date.  See Note 3 of the consolidated financial statements for details.

General and Administrative Expense (“G&A”)

G&A amounted to $946,189 in 2010 and $816,198 in 2009.  The more significant components of G&A are summarized as follows:

	2010	2009

Professional fees	$106,594	$106,379
Payroll	490,690	385,320
Travel and entertainment	42,950	57,120
Accounting and auditing	67,914	59,675
Director fees	42,500	-
Bad debt expense	24,907	-
Other G&A	170,634	207,704
	$946,189	$816,198

G&A costs are expected to continue at approximately the same level as 2010, $235,000 per quarter, with the costs associated with the activities of the management services to be provided to CDF increasing.  Revenue is expected to exceed this increase in expense.

Payroll costs increased in 2010 due to the addition of two employees to assist the Company in raising funds.  Both of these employees have now left the Company.

Effective December 31, 2010, the Company issued 20,000 shares of its common stock to its outside directors for current and prior director fees.  The stock was valued at $42,500 based on the closing price of the common stock on that date.

The Company recognized a bad debt in the amount of $24,907 in 2010 for prior management services of $24,000 and expense advances of $907 owed by Green St. Energy, Inc., a company for which the Company previously provided management services.

Deferred acquisition costs

FASB ASC 805-10-25-23 replaced prior guidance and became effective January 1, 2009.  Acquisition-related costs are defined as costs the acquirer incurs to effect a business combination and further provides that the acquirer shall account for acquisition-related costs as expenses in the periods in which the costs are incurred and the services received.  Pursuant to the Company's planned acquisition of HI, the Company incurred $279,050 in acquisition-related costs which were capitalized in 2008 pursuant to accounting guidance in effect at that time.

FASB ASC 805-10-25-23 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning after December 15, 2008.  Accordingly, on January 1, 2009 the Company charged its previously capitalized acquisition costs to expense on that date.

Asset Impairment

In 2010, the Company recorded an impairment of $250,000 for our equity interest in BreezePlay as a result of it not being able to raise sufficient capital to complete its business plan and substantially ceasing operation.  In 2009, the Company recorded an impairment of our equity investment in Confluence Partners of $50,000 due to the uncertain SPAC market.

Other Income (Expense)

Other income (expense) consisted of the following at December 31, 2010 and 2009:

	2010	2009
Other income (expense):
Equity in earnings of investments	$58,337	$23,000
Realized gains from sale of investments	106,035	58,697
Interest expense	(140,016)	(33,914)
Interest income	46,000	23,000
Miscellaneous income	-	50
Other than temporary decline in available-for-sale securities	(40,386)	(342,259)
	$29,970	$(271,426)

Equity in Earnings of Investments

Equity in earnings of investments includes our share of earnings from investments in which we own at least 20% and are being accounted for using the equity method.  This included income from the Hoot SA partnerships in 2010 of $58,337 and from Investors of $23,000 in 2009.

Realized Gains from Sale of Investments

Realized gains are recorded when investments are sold and include transactions in 2010 from a gain on sales of DineOut of $157,807, a loss on sales of Vought Defense Systems of $58,355 and a gain on sales of Healthsport of $6,583 and in 2009 from marketable equity securities for $8,697 and a $50,000 gain from the exchange of our oil and gas property investment for marketable equity securities.

Interest Expense

Interest expense increased in 2010 from 2009 primarily due to the addition of convertible notes payable in the amount of $686,500 in 2010.

Interest Income

Interest income includes our earnings from Investors for all of 2010 and in 2009, after we sold 1/2 of our 23% investment in May 2009.

Other than Temporary Decline in Available-for-Sale Securities

The Company determined that its investment in available-for-sale securities had an other than temporary decline in value and recorded a realized loss in the amount of $40,386 and $342,259 in 2010 and 2009, respectively.  Valuations were determined based on the quoted market price for the stock on December 31, 2010 and 2009, respectively.

Liquidity and Capital Resources

At March 31, 2011 and December 31, 2010, the Company had current assets of $361,578 and $158,718; current liabilities of $565,291 and $645,634; and a working capital deficit of $203,713 and $486,916, respectively.  The Company had earnings of $225,707 during the three months ended March 31, 2011 and had an unrealized loss from available-for-sale securities of $14,000 resulting in comprehensive earnings of $211,707.

The Company's general and administrative expenses were $227,007 during the three months ended March 31, 2011 as compared to $264,221 in the first quarter of 2010.  The Company expects its general and administrative cost to be approximately $225,000 to $240,000 per quarter in 2011.

As of March 31, 2011, the Company had raised $351,500, $412,500 and $408,250 from limited partners for its share of cost of the Durban and Johannesburg stores which opened in 2010 and the Cape Town store scheduled to open in the spring of 2011, respectively.  Additional funds are not expected to be needed for these stores.

The Company expects to meet its obligations in the next twelve months with some or all of the following:

•
The Company holds 3,589,661 shares in DineOut at March 31, 2011, which are free-trading on the Frankfurt Exchange and were valued at $0.937 per share at March 31, 2011.  The Company plans to continue to sell some of these shares to meet its short-term capital requirements and collected cash proceeds of $184,297 and recognized a gain of $19,630 from sales during the three months ended March 31, 2011;

•
The Company currently is receiving its share of earnings from the Durban and Johannesburg, South Africa restaurants which commenced operations in 2010 and will begin receiving its share of earnings from the Cape Town, South Africa location which is scheduled to open in the spring of 2011; and

•
The Company is funding the initial formation of Chanticleer Dividend Fund, Inc. ("CDF"), including the registration of its common stock.  The Company expects to get most of its capital outlay back after the registration statement becomes effective and CDF begins raising funds.

If the above events do not occur or if the Company does not raise sufficient capital, substantial doubt about the Company’s ability to continue as a going concern exists.  These consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

Recent Accounting Pronouncements

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.  See Note 2 to the consolidated financial statements.

Critical Accounting Policies

The SEC has suggested companies provide additional disclosure and commentary on their most critical accounting policies, which they defined as the ones that are most important to the portrayal of a company’s financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  Based on this definition our most critical accounting policy is the valuation of our investments.  The methods, estimates and judgments we use in applying this accounting policy has a significant impact on the results we report in our financial statements.

We determine fair value to be the amount for which an investment could be exchanged in an orderly disposition over a reasonable period of time between willing parties other than in a forced or liquidation sale.  Our evaluation process is intended to provide a consistent basis for determining the fair value of our available-for-sale investments.  In summary, for individual securities classified as available-for-sale securities, an enterprise shall determine whether a decline in fair value below the amortized cost basis is other than temporary.  If the decline in fair value is judged to be other than temporary, the individual security shall be written down to fair value as a new cost basis and the amount of the write-down shall be included in earnings (accounted for as a realized loss).  The new cost basis shall not be changed for subsequent recoveries in fair value.  Subsequent increases in the fair value of available-for-sale securities shall be included in other comprehensive income and subsequent decreases in fair value, if not an other-than-temporary impairment, also shall be included in other comprehensive income.

The first step in the analysis is to determine if the security is impaired.  All of our available-for-sale securities were listed and we use the closing market price to determine the amount of impairment if any.  The second step, if there is an impairment, is to determine if the impairment is other than temporary.  To determine if a decline in the value of an equity security is other than temporary and that a write-down of the carrying value is required, we considered the following:

•	The length of the time and the extent to which the market value has been less than the cost;
•
The financial condition and near-term prospects of the issuer, including any specific events which may influence the operations of the issuer such as changes in technology that may impair the earnings potential of the investment or the discontinuance of a segment of the business that may affect the future earnings potential; or

•	The intent and ability of the holder to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value.

Unless evidence exists to support a realizable value equal to or greater than the carrying value of the investment in equity securities classified as available-for-sale, a write-down to fair value accounted for as a realized loss should be recorded.  Such loss should be recognized in the determination of net income of the period in which it occurs and the written down value of the investment in the issuer becomes the new cost basis of the investment.

Investments in which the Company has the ability to exercise significant influence and that, in general, are at least 20 percent owned are stated at cost plus equity in undistributed net earnings (loss), less distributions received.  The Company also has equity investments in which it owns less than 20% which are stated at cost.  An impairment loss would be recorded whenever a decline in the value of an equity investment or investment carried at cost is below its carrying amount and is determined to be other than temporary.  In judging “other than temporary,” the Company considers the length of time and extent to which the fair value of the investment has been less than the carrying amount of the investment, the near-term and long-term operating and financial prospects of the investee, and the Company’s long-term intent of retaining the investment in the investee.

Off-Balance Sheet Arrangements

Effective August 1, 2010, the Company extended its office lease agreement for a period of one year at a monthly rental of $2,100, for its office located at 11220 Elm Lane, Suite 203, Charlotte, NC  28277.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following section sets forth the names, ages and current positions with the Company held by the Directors, Executive Officers and Significant Employees as of December 31, 2010; together with the year such positions were assumed.  There is no immediate family relationship between or among any of the Directors, Executive Officers or Significant Employees, and the Company is not aware of any arrangement or understanding between any Director or Executive Officer and any other person pursuant to which he was elected to his current position.

Each Director and Executive Officer will serve until he or she resigns or is removed or otherwise disqualified to serve or until his or her successor is elected.  The Company currently has five Directors.

NAME	AGE	POSITION

Michael D. Pruitt	50	President, CEO and Director since June 2005

Michael Carroll	62	Independent Director since June 2005

Brian Corbman	35	Independent Director since August 2005

Paul I. Moskowitz	54	Independent Director since April 2007

Keith Johnson	53	Independent Director since November 2009

Michael D. Pruitt

Michael Pruitt, a long-time entrepreneur with a proven track record, possesses the expertise to evaluate potential investments, form key relationships and recognize a strong management team.  Mr. Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments.  The business succeeded immediately, and in order to grow Avenel Financial Group to its full potential and better represent the company's ongoing business model, he formed Avenel Ventures, an innovative technology investment and private venture capital firm.  In the late 1980s, Mr. Pruitt owned Southern Cartridge, Inc., which he eventually sold to MicroMagnetic, Inc., where he continued working as Executive Vice President and a Board member until Southern Cartridge was sold to Carolina Ribbon in 1992.  From 1992 to 1996, Mr. Pruitt worked in a trucking firm where he was instrumental in increasing revenues from $6 million to $30 million.  The firm was sold in 1996 to Priority Freight Systems.  Between 1997 and 2000, Mr. Pruitt assisted several public and private companies in raising capital, recruiting management and preparing companies to go public or be sold.  He was the CEO, President and Chairman of the Board of Onetravel Holdings, Inc. (formerly RCG Companies), a publicly traded holding company formerly listed on the AMEX.  Mr. Pruitt received a Bachelor of Arts degree from Coastal Carolina University in Conway, South Carolina, where he sits on the Board of Visitors of the Wall School of Business.   Mr. Pruitt is currently a director of North American Energy Resources, Inc. and CEO and director of Efftec International, Inc.

Michael Carroll

Michael Carroll currently owns and operates a sales and training consulting firm based in Richmond, Virginia.  Mr. Carroll has also served as a director for OneTravel Holdings, Inc., formerly RCG Companies Incorporated, since January of 2004.  He previously spent 22 years in the distribution business, 19 of which were in computer products distribution.  In 1978, Mr. Carroll founded MicroMagnetic, Inc., a computer supply distribution company that he sold to Corporate Express in 1997.  From 1997 to 1999, he was a division president at Corporate Express, a publicly traded business-to-business office products and service provider.  He holds a Bachelor’s Degree in Business Management from The College of William & Mary in Williamsburg, Virginia, and a Master’s Degree in Business Administration from Virginia Commonwealth University.

Brian Corbman

Brian Corbman is the managing director of Ardent Advisors, a consulting company he co-founded in 2003, that specializes in business strategy and corporate advisory services for emerging growth companies.  Mr. Corbman is in the process of becoming an Officer of Supervisory Jurisdiction under the Westor Capital broker dealer umbrella and services buy-side institutional investors via equity research, institutional trading execution and investment banking activities.  Previously, he was an institutional salesman at Fulcrum Global Partners and Banc of America Securities.  Prior to that, he gained valuable corporate experience working for GSI Commerce, a publicly traded company, where he was the sole corporate development analyst.  A Magna Cum Laude graduate of George Washington University in Washington, DC, he holds a Bachelor’s degree in Business Administration.  Mr. Corbman has also attained the NASD general securities principal Series 24, Series 7 and Series 63 licenses.

Paul I. Moskowitz

Paul Moskowitz is a Phi Beta Kappa of Vassar College and Cardozo Law School.  Mr. Moskowitz was a co-founder and partner of a successful New York law firm specializing in corporate and real estate law.  He became affiliated with The World Travel Specialist Group/The Lawyers’ Travel Service (“WTSG/LTS”) in 1988 and served as corporate counsel, representing the growing travel agency network in legal, real estate, and other business activities.  In 1989, he joined WTSG full time as President and Chief Operating Officer until March 2003, with his primary responsibilities including day-to-day operations which encompassed WTSG’s airline relationships and sales and marketing.  Mr. Moskowitz led the growth of WTSG to one of the top 20 U.S. travel management firms with more than 90 offices throughout the U.S.  Mr. Moskowitz is currently engaged as a consultant for another travel organization.

Keith Johnson

Mr. Johnson currently serves as President of Efficiency Technologies, Inc., the wholly owned operating subsidiary of Efftec International, Inc.  Prior to that he has been the President and Chief Executive Officer of YRT² (Your Residential Technology Team) in Charlotte, North Carolina, since 2004.  Mr. Johnson served as Executive Vice President and Chief Financial Officer of The Telemetry Company in Dallas, Texas (1997-2004), Senior Vice President - Finance and Administration of Brinks Home Security in Dallas, Texas (1995-1997), and Chief Financial Officer of BAX Global in London, England (1992-1995).  Mr. Johnson has a BS in accounting from Fairfield University in Fairfield, Connecticut.

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors deliberates executive compensation matters to the extent they are not delegated to the Chief Executive Officer.

Summary Compensation Table

The following table shows the compensation of the Company’s Chief Executive Officer and each executive officer whose total cash compensation exceeded $100,000 for the two years ended December 31, 2010.

Name and Principal Position	Year	Salary	Bonus	Total

Michael D. Pruitt (CEO since	2010	$154,000	$-	$154,000
June 2005) (1)	2009	$171,000	$-	$171,000

(1)
The 2009 compensation includes $11,000 in consulting fees during the time Mr. Pruitt had temporarily discontinued his salary.  The 2008 compensation includes $8,000 in consulting fees after Mr. Pruitt temporarily discontinued his salary.  Mr. Pruitt’s compensation is based on industry standards, but is generally limited to the amount the Company could afford to pay at the time.

Required columns for stock awards, option awards, non-entity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings and all other compensation are omitted from the table above as the amounts are all zero.

Options/SAR Grants Table

There were no grants of options or SARs during the year for the named individual.

Aggregated option/SAR exercises and fiscal year-end option/SAR value table.

There were no option/SAR exercises or any options/SARs outstanding at fiscal year-end for the named individual.

Long-term incentive plan ("LTIP") awards table

There were no LTIP awards during the year for the named individual.

Compensation of directors

Mr. Carroll	$12,750
Mr. Corbman	12,750
Mr. Moskowitz	12,750
Mr. Johnson	4,250
$42,500

The other columns required for the table: fees earned or paid in cash, option awards, non-equity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings and all other compensation were omitted as all amounts were zero.  Compensation for Mr. Carroll, Mr. Corbman and Mr. Moskowitz included amounts for years prior to 2010 which had not been previously approved.  Mr. Johnson's compensation included only fiscal 2010 as he became a director in November 2009.

The Company intends to pay its Executives and Directors salaries, wages or fees commensurate with experience and industry standards in relationship to the success of the Company.

Employment contracts and termination of employment and changes in control arrangements

The Company does not have any current employment agreements with its officers and directors. The Company intends to pay its Executives and Directors salaries, wages, or fees commensurate with experience and industry standards in relationship to the success of the company.

The Company does not have any change in control arrangements.

Report on repricing of options/SARs

The Company has no options or SARs outstanding during 2010 or 2009, accordingly, none were repriced.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of July 8, 2011, by:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock;

•	each of the Company's named executive officers;

•	each of the Company's directors; and

•	all of the Company's executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the "SEC") and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o Chanticleer Holdings, Inc., 11220 Elm Lane, Suite 203, Charlotte, NC  28277. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of the Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options or other convertible securities held by such persons that are exercisable within 60 days of June 8, 2011, but excludes shares of Common Stock underlying options or other convertible securities held by any other person. The number of shares of Common Stock outstanding as of June 8, 2011, was 2,460,974. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

	Number of Shares of
Name	Common Stock Owned	Percentage of Class

Sandor Capital Master Fund LP (1)	154,772	6.3%

Robert B. Prag (2)	180,000	7.3%

Michael D. Pruitt (3)	404,310	16.4%

Michael Carroll	11,000	*

Brian Corbman	11,100	*

Paul I. Moskowitz	6,200	*

Keith Johnson	2,000	*

Officers and Directors As a Group (5 Persons)	434,610	17.7%

(1)	John S. Lemak has investment and voting control over the securities held by Sandor Capital Master Fund LP. Sandor maintains principal offices at 2828 Routh Street, Suite 500, Dallas, TX 75201.
(2)	Mr. Prag’s address is 2455 El Amigo Road, Del Mar, CA 92014.
(3)	Includes 62,380 shares of common stock held by Avenel Financial Group, Inc., a corporation controlled by Michael D. Pruitt.

Equity Compensation Plan Information

We do not currently have an equity compensation plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Due to related parties

The Company has received non-interest bearing loans and advances from related parties.  The amounts owed by the Company as of December 31, 2010 and 2009 are as follows:

	2010	2009

Tyler Industrial Group, a company partially owned by Mr. Pruitt	$-	$58,590
Chanticleer Investors, LLC	-	6,000
Hoot SA III, LLC	70,000	-
Avenel Financial Group, a company owned by Mr. Pruitt	46,349	33,000
Personal friend of Mr. Pruitt	-	12,000
	$116,349	$109,590

The Company issued 33,594 shares of its common stock in exchange for the amount due to Tyler Industrial Group during 2010.

Due from related parties

The Company has earned income from and made advances to related parties.  The amounts owed to the Company at December 31, 2010 and 2009 is as follows:

	2010	2009

Green St. Energy, Inc.	$-	$24,907
Chanticleer Investors, LLC	6,035	7,149
Chanticleer Investors II, LLC	46,547	-
Chanticleer Dividend Fund, Inc.	30,937	-
Other	750	750
	$84,269	$32,806

Management income from affiliates

The Company had management income from its affiliates in 2010 and 2009, as follows:

	2010	2009

Chanticleer Investors, LLC	$26,500	$63,250
Chanticleer Investors II LLC	57,718	561
Green St. Energy, Inc.	-	24,000
Efftec International, Inc.	22,500	-
North American Energy Resources, Inc.	8,750	-
Syzygy Entertainment, Ltd.	-	11,000
	$115,468	$98,811

Chanticleer Investors LLC

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000.  Investors LLC’s principal asset is a convertible note in the amount of $5,000,000 with Hooters of America, Inc. (“Hooters”), collateralized by and convertible into 2% of Hooters common stock.  The original note included interest at 6% and was due May 24, 2009.  The note was extended until November 24, 2010 and includes an increase in interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC at December 31, 2008 and until May 29, 2009 when it sold 1/2 of its share for $575,000.  Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly).  Under the extended note and revised operating agreement, the Company receives a management fee of $6,625 quarterly and interest income of $11,500 quarterly.

The Company received management income of $26,500 and $63,250 in 2010 and 2009, respectively, for its management services, which is included in management income from affiliates.  The Company recorded earnings from its equity investment of $23,000 in 2009.  After the Company sold 1/2 of its investment in May 2009, the Company's earnings of $46,000 and $23,000 was included in interest income in 2010 and 2009, respectively.

Chanticleer Investors II LLC

The Company manages Investors II and earned management income of $57,718 ($46,547 was collected March 15, 2011 and $11,171 was collected in 2010) and $561 in 2010 and 2009, respectively.

Chanticleer Dividend Fund, Inc.

On November 10, 2010 the Company formed CDF under the general corporation laws of the State of Maryland.  CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011.  The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

Green St. Energy, Inc. ("Green St.")

Mr. Pruitt was a director of Green St. and during 2009, the Company billed Green St. $24,000 for management services and advanced $907 for Green St. expenses.  This amount was included in bad debt expense at December 31, 2010.

Efftec International, Inc. ("Efftec")

The Company's CEO became CEO and the sole director of Efftec during 2010 and the Company received 150,000 common shares and an option to acquire 150,000 shares for management services.  The shares and option were valued at $22,500, based on the trading price of Efftec at the time.

North American Energy Resources, Inc. ("NAEY")

The Company's CEO became a director of NAEY during 2010 and the Company received 150,000 common shares for management services.  The shares were valued at $10,500, based on the trading price of NAEY at the time.

Syzygy Entertainment, Ltd. ("Syzygy")

Mr. Pruitt was a director of Syzygy until his resignation on June 1, 2009.  Revenue in 2009 included $11,000 in cash management fees from Syzygy.  During 2007, Mr. Pruitt contributed 300,000 shares of Syzygy Entertainment, Ltd. to the Company, which was valued by the investment committee at $600,000 on the dates contributed.  Mr. Pruitt did not receive additional compensation as a result of the transfers.  The Company owns 642,814 shares of Syzygy which have been fully impaired at December 31, 2010.

Other

The Company acquired trading securities from a related party for $26,334 and $31,500 which were sold for $32,917 and $40,197 in 2010 and 2009, respectively.

Director Independence

We undertook a review of the independence of our directors and, using the definitions and independence standards for directors provided in the rules of The Nasdaq Stock Market, although not required as the standard for the Company as it is traded on the Over-the-Counter Market considered whether any director has a material relationship with us that could interfere with his ability to exercise independent judgment in carrying out his responsibilities.  As a result of this review, we determined that Michael Carroll, Brian Corbman, Paul Moskowitz and Keith Johnson are "independent directors" as defined under the rules of The Nasdaq Stock Market.

PLAN OF DISTRIBUTION

On or about July 20, 2011, we will distribute the subscription rights, subscription rights certificates and copies of this prospectus to the holders of our common stock on the Record Date.  Subscription rights holders who wish to exercise their subscription rights and purchase our Offered Warrants must complete the subscription rights certificate and return it with payment for the shares to us at the following address: Chanticleer Holdings, Inc., Attn:  Corporate Secretary, 11220 Elm Lane, Suite 203, Charlotte, NC 28277.

See “The Rights Offering — Methods for Exercising Subscription Rights”. If you have any questions, you should contact our Corporate Secretary at 704-366-5122. Other than as described in this prospectus, we do not know of any existing agreements between any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

To the extent required, we will file, during any period in which offers or sales are being made, a supplement to this prospectus which sets forth, with respect to a particular offering, the specific number of shares of common stock to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

In order to comply with certain states’ securities laws, if applicable, the shares of common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our common stock is Routh Stock Transfer, Inc., 6860 North Dallas Parkway, Suite 200, Plano, Texas 75024, phone 972-381-2782.

LEGAL MATTERS

The validity of the common stock has been passed upon for us by Roetzel & Andress, 350 East Las Olas Blvd., Ste. 1150, Fort Lauderdale, Florida 33301.

EXPERTS

The consolidated financial statements and schedule of Chanticleer Holdings, Inc. at and for each of the years ended December 31, 2010 and December 31, 2009 have been incorporated by reference herein in reliance upon the reports of Creason & Associates, PLLC, 7170 S. Braden Ave., Suite 100, Tulsa, Oklahoma 74136, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC.  Anyone may inspect a copy of the registration statement or any other reports we file, without charge at the public reference facility maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, DC 20549.  Copies of all or any part of the registration statement may be obtained from that facility upon payment of the prescribed fees.  The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission.

You can find additional information concerning us on our website http://www.chanticleerholdings.com.  Information contained on, or linked from, our website is not and should not be considered a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS
Of Chanticleer Holdings, Inc.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
March 31, 2011 (Unaudited) and December 31, 2010

	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$170,506	$46,007
Accounts receivable	20,925	4,258
Due from related parties	101,752	84,269
Prepaid expenses	68,395	24,184
Total current assets	361,578	158,718
Property and equipment, net	23,013	25,563
Available-for-sale investments at fair value	338,500	352,500
Investments accounted for under the equity method	87,764	87,200
Investments accounted for under the cost method	766,598	766,598
Deposits	23,980	23,980
Total assets	$1,601,433	$1,414,559

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$225,854	$211,432
Accrued expenses	9,588	66,103
Notes payable	249,455	250,000
Deferred revenue	-	1,750
Due to related parties	80,394	116,349
Total current liabilities	565,291	645,634
Convertible notes payable	-	686,500
Total liabilities	565,291	1,332,134
Commitments and contingencies

Stockholders' equity:
Common stock, $0.0001 par value. Authorized 200,000,000 shares; issued 2,984,204 and 2,571,918 shares and outstanding 2,460,974 and 2,048,688 shares at March 31, 2011 and at December 31, 2010, respectively	298	257
Additional paid in capital	6,177,525	5,456,067
Non-controlling interest	44,686	24,175
Other comprehensive income	54,027	68,027
Accumulated deficit	(4,703,711)	(4,929,418)
Less treasury stock, 523,230 and 523,230 shares, respectively	(536,683)	(536,683)
Total stockholders' equity	1,036,142	82,425
Total liabilities and stockholders' equity	$1,601,433	$1,414,559

See accompanying notes to condensed consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2011 and 2010
(Unaudited)

	2011	2010

Management and consulting revenue
Affiliate	$24,646	$6,625
Other	416,667	21,708
	441,313	28,333
Expenses:
General and administrative expense	227,007	264,221
	227,007	264,221
Earnings (loss) from operations before income taxes	214,306	(235,888)
Income taxes	-	-
Earnings (loss) from operations	214,306	(235,888)

Other income (expense)
Realized gain from sales of investments	19,630	36,728
Other than temporary decline in available-for-sale securities	-	(40,386)
Miscellaneous income	476	-
Equity in earnings of investments	5,103	11,797
Interest and other income	4,541	11,500
Interest expense	(18,759)	(49,550)
Total other income (expense)	10,991	(29,911)
Net earnings (loss) before non-controlling interest	225,297	(265,799)
Non-controlling interest	410	(365)
Net earnings (loss)	225,707	(266,164)
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities	(14,000)	(37,507)
Net comprehensive income (loss)	$211,707	$(303,671)

Net earnings (loss) per share, basic and diluted	$0.11	$(0.13)
Weighted average shares outstanding	2,053,269	1,969,822

See accompanying notes to condensed consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2011 and 2010
(Unaudited)

	2011	2010
Cash flows from operating activities
Net earnings (loss)	$225,707	$(266,164)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Other than temporary decline in available-for-sale securities	-	40,386
Depreciation	2,549	2,734
Equity in (earnings) loss of investments	(5,103)	(11,797)
Beneficial conversion feature of convertible notes payable	-	35,248
Investment received in exchange for management services	-	(10,500)
Realized (gains) losses from sales of investments	(19,630)	(36,728)
Non-controlling interest	(410)	365
Change in other assets and liabilities:
(Increase) decrease in accounts receivable	(16,667)	(14,184)
(Increase) decrease in prepaid expenses and other assets	(27,485)	-
Increase (decrease) in accounts payable and accrued expenses	(165,142)	25,248
Advances from related parties	(28,438)	501
Increase (decrease) in deferred revenue	(1,750)	(11,208)
Net cash used in operating activities	(36,369)	(246,099)
Cash flows from investing activities
Purchase of fixed assets	-	(3,628)
Purchase of investments	(27,423)	(13,861)
Distributions from equity investments	4,539	-
Proceeds from sale of investments	184,297	105,058
Net cash provided by operating activities	161,413	87,569
Cash flows from financing activities
Loan repayment	(545)	-
Loan proceeds	-	275,000
Net cash provided (used) by financing activities	(545)	275,000
Net increase in cash and cash equivalents	124,499	116,470
Cash and cash equivalents, beginning of period	46,007	2,374
Cash and cash equivalents, end of period	$170,506	$118,844
Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$65,131	$15,503
Income taxes	-	-

Non-cash investing and financing activities:
Investments received for management consulting contracts	-	10,500
Due to related party exchanged for convertible note payable	25,000	-
Convertible notes payable exchanged for common stock	711,500	-
Accrued interest exchanged for common stock	10,000	-

See accompanying notes to condensed consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2011
(Unaudited)

NOTE 1:             NATURE OF BUSINESS

(1)  Organization – The consolidated financial statements include the accounts of Chanticleer Holdings, Inc. (“Holdings”) and its wholly owned subsidiaries Chanticleer Advisors LLC (“Advisors”), Avenel Ventures LLC ("Ventures"), Avenel Financial Services LLC ("Financial"), Chanticleer Holdings Limited ("CHL") and DineOut S.A. Ltd. ("DineOut") (own 89.74% at March 31, 2011) (collectively the “Company”, "Companies," “we”, or “us”).  All significant intercompany balances and transactions have been eliminated in consolidation.  Holdings was organized October 21, 1999, under the laws of the State of Delaware.  On April 25, 2005, the Company formed a wholly owned subsidiary, Chanticleer Holdings, Inc.  On May 2, 2005, Tulvine Systems, Inc. merged with and changed its name to Chanticleer Holdings, Inc.

Information regarding the Company's subsidiaries is as follows:

•
Advisors was formed as a Nevada Limited Liability Company on January 18, 2007 to manage related companies, Chanticleer Investors, LLC ("Investors LLC"), Chanticleer Investors II, LLC ("Investors II") and other investments owned by the Company;

•	Ventures was formed as a Nevada Limited Liability Company on December 24, 2008 to provide business management and consulting services to its clients;

•
AFS was formed as a Nevada Limited Liability Company on February 19, 2009 to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations.  AFS's business operation has not been activated and is expected to initially include captive insurance, CHIRA and trust services;

•
CHL is wholly owned and was formed as a Limited Liability Company in Jersey on March 24, 2009 and owns our 50% interest in Hooters SA, GP, the general partner of the Hooters restaurant franchises in South Africa;

•
DineOut was formed as a Private Limited Liability Company in England and Wales on October 29, 2009 to finance growth activity for the Company around the world.  DineOut's common stock is listed on the Frankfurt stock exchange.  As of March 31, 2011, the Company has sold 10.26% of its interest in DineOut.

(2) General - The consolidated financial statements included in this report have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for interim reporting and include all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation.  These consolidated financial statements have not been audited.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations for interim reporting.  The Company believes that the disclosures contained herein are adequate to make the information presented not misleading.  However, these financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report for the period ended December 31, 2010, which is included in the Company’s Form 10-K.

(3) Going Concern - At March 31, 2011 and December 31, 2010, the Company had current assets of $361,578 and $158,718; current liabilities of $565,291 and $645,634; and a working capital deficit of $203,713 and $486,916, respectively.  The Company had earnings of $225,707 during the three months ended March 31, 2011 and had an unrealized loss from available-for-sale securities of $14,000 resulting in comprehensive earnings of $211,707.

The Company's general and administrative expenses were $227,007 during the three months ended March 31, 2011 as compared to $264,221 in the first quarter of 2010.  The Company expects its general and administrative cost to be approximately $225,000 to $240,000 per quarter in 2011.

As of March 31, 2011, the Company had raised $351,500, $412,500 and $408,250 from limited partners for its share of cost of the Durban and Johannesburg stores which opened in 2010 and the Cape Town store scheduled to open in the spring of 2011, respectively.  Additional funds are not expected to be needed for these stores.

The Company expects to meet its obligations in the next twelve months with some or all of the following:

•
The Company holds 3,589,661 shares in DineOut at March 31, 2011, which are free-trading on the Frankfurt Exchange and were valued at $0.937 per share at March 31, 2011.  The Company plans to continue to sell some of these shares to meet its short-term capital requirements and collected cash proceeds of $184,297 and recognized a gain of $19,630 from sales during the three months ended March 31, 2011;

•
The Company currently is receiving its share of earnings from the Durban and Johannesburg, South Africa restaurants which commenced operations in 2010 and will begin receiving its share of earnings from the Cape Town, South Africa location which is scheduled to open in the spring of 2011; and

•
The Company is funding the initial formation of Chanticleer Dividend Fund, Inc. ("CDF"), including the registration of its common stock.  The Company expects to get most of its capital outlay back after the registration statement becomes effective and CDF begins raising funds.

 If the above events do not occur or if the Company does not raise sufficient capital, substantial doubt about the Company’s ability to continue as a going concern exists.  These consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

(4) Reclassifications - Certain reclassifications have been made in the financial statements at December 31, 2010 and for the periods ended March 31, 2010 to conform to the March 31, 2011 presentation.  The reclassifications had no effect on net earnings (loss).

(5) Fair value measurements - For financial assets and liabilities measured at fair value on a recurring basis, fair value is the price we would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date.  In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions.  Preference is given to observable inputs.  These two types of inputs create the following fair value hierarchy:

Level 1	Quoted prices for identical instruments in active markets.
Level 2
Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3	Significant inputs to the valuation model are unobservable.

We maintain policies and procedures to value instruments using the best and most relevant data available.  Our investment committee reviews and approves all investment valuations.

Our available-for-sale equity securities are all valued using Level 1 or Level 2 inputs.

Management has determined that it will not, at this time, adopt fair value accounting for nonfinancial assets or liabilities currently recorded in the consolidated financial statements, which includes property and equipment, equity method investments, investments carried at cost, deposits and other assets.

(6) New accounting pronouncements - There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  At April 30, 2011, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company when adopted.

NOTE 2:	INVESTMENTS

INVESTMENTS ARE SUMMARIZED AS FOLLOWS AT MARCH 31, 2011 AND DECEMBER 31, 2010.

	2011	2010
Trading securities:
Balance, beginning of period	$-	$-
Shares acquired from a related party	-	26,334
Cost of securities sold	-	(26,334)
Balance, end of period	$-	$-

Proceeds from sale of trading securities	$-	$32,917
Gain from sale of trading securities	$-	$6,583

	2011	2010
Available for sale securities:
Cost at beginning of period	$200,473	$83,286
Transfer from investments accounted for by the cost method	-	100,000
Received as management fees	-	33,000
Acquired in exchange for DineOut shares	-	124,573
Proceeds from sale of securities	-	(41,645)
Realized loss	-	(98,741)
Cost at end of year	200,473	200,473
Unrealized gain (loss)	138,027	152,027
Total	$338,500	$352,500

	2011	2010
Investments using the equity method:
Balance, beginning of year	$87,200	$82,500
Equity in earnings (loss)	5,103	58,337
Sale of investment	-	(37,500)
Distributions received	(4,539)	(16,137)
Balance, end of year	$87,764	$87,200

	2011	2010
Investments at cost:
Balance, beginning of year	$766,598	$1,191,598
Impairment	-	(250,000)
Proceeds from sale of investment	-	(75,000)
Investment transferred to available-for-sale Securities	-	(100,000)
Total	$766,598	$766,598

AVAILABLE-FOR-SALE SECURITIES

Our available-for-sale securities consist of the following:

		Realized	Unrecognized
		Holding	Holding	Fair
	Cost	Loss	Gains (Losses)	Value
March 31, 2011
Remodel Auction *	$100	$-	$(100)	$-
North American Energy	126,000	-	(84,000)	42,000
North American Energy *	10,500	-	(1,500)	9,000
Efftec International, Inc. *	22,500	-	7,500	30,000
Efftec International, Inc. (warrant) *	-	-	7,500	7,500
HiTech Stages	124,573	-	125,427	250,000
	$283,673	$-	$54,827	$338,500

December 31, 2010
Syzygy Entertainment, Ltd. *	$1,286	$(1,286)	$-	$-
Remodel Auction *	40,000	(39,100)	100	1,000
North American Energy	126,000	-	(98,000)	28,000
North American Energy *	10,500	-	(4,500)	6,000
Efftec International, Inc. *	22,500	-	22,500	45,000
Efftec International, Inc. (warrant) *	-	-	22,500	22,500
HiTech Stages	124,573	-	125,427	250,000
	$324,859	$(40,386)	$68,027	$352,500

* Investments acquired in exchange for management services.

Syzygy Entertainment, Ltd. - During 2007, the Company acquired 342,814 shares of Syzygy in exchange for a management services contract which covered a one-year period commencing April 1, 2007.  The shares were valued at $1.50 per share, a discount to the listed price at that time.  Also during 2007, Mr. Pruitt contributed 300,000 shares of Syzygy Entertainment, Ltd. to the Company, which was valued by the investment committee at $600,000 on the dates contributed.  Mr. Pruitt did not receive additional compensation as a result of the transfers.

As a result of the above transactions, the Company owns 642,814 shares of Syzygy with a cost of $1,114,221 and a fair value as of December 31, 2010 of $0.  The Company considers this decline in value to be other than temporary and has recognized an impairment loss of $75,852 in 2009 and $1,286 in 2010.

Remodel Auction Incorporated - Remodel Auction Incorporated was formed to launch and operate an online listing service for remodeling projects.  The Company received 167 shares of Remodel Auction common stock in exchange for providing management services for one year, effective January 1, 2009.  We valued our initial investment of 167 shares at 50% of the price Remodel was receiving from third parties for its stock, $125,000.  Remodel Auction began trading under the symbol REMD on August 10, 2009, and the Company received an additional 167 shares of Remodel common stock pursuant to its management agreement.  We recorded the additional 167 shares at the trading price of the stock on that date of $900 per share and recognized $150,000 in management income.  Remodel Auction began trading on the Pink Sheets, and the market price was readily determinable.  Therefore, the Company transferred this investment from investments accounted for by the cost method to available-for-sale securities.  The market value of Remodel Auction was approximately the same as the original cost at the time of the transfer.  Accordingly, the transfer was recorded at the original cost.  At December 31, 2009, the common stock had declined to $120 per share and the Company determined that the loss was other-than temporary and recorded a loss of $235,000 on its investment in Remodel Auction common stock.  During 2010, the Company recognized an additional impairment of $39,100.  At December 31, 2010, the Company valued its investment at $1,000 and recorded an unrealized gain of $100.  At March 31, 2011, the Company valued its investment at 0.

North American Energy Resources, Inc. - During the quarter ended June 30, 2009, the Company exchanged its oil & gas property investments for 700,000 shares of North American Energy Resources, Inc. ("NAEY") which were valued at $126,000 based on the closing price of NAEY on the date of the trade.  The Company initially classified the NAEY as a trading security when it was acquired based on the Company's intent to begin selling the shares before the end of 2009.  In November 2009 the Company decided that it would not sell the stock in the near term and determined that the investment should be reclassified as an available-for-sale security and classified as non-current, due to uncertainties about when it would be sold.  At the time of the decision to reclassify the investment as available-for-sale, the trading price and value were approximately equal to the cost.  Accordingly, upon the transfer at fair value, the shares were transferred at $126,000, the original cost to the Company.  At December 31, 2010 and 2009, the stock had declined to $0.04 and $0.06 per share and the Company recorded an unrealized loss of $98,000 and $84,000, respectively, based on the Company's determination that the price decline was temporary.  At March 31, 2011, the Company valued the stock at $0.06 with an unrealized loss of $84,000.

During the first quarter of 2010, the Company received an additional 150,000 shares of NAEY in exchange for management services.  The shares were initially valued at $10,500, based on the trading price at the time.  At December 31, 2010, the Company recorded an unrealized loss of $4,500 based on the market value of $6,000.  At March 31, 2011, the Company recorded and unrealized loss of $1,500 based on a market value of $9,000.

NAEY appointed a new management team in December 2010 and appears to have an opportunity for the stock price to recover.  Accordingly, the Company determined that the decline was temporary.

EffTec International, Inc. - Effective April 1, 2010, the Company's CEO became a director and the CEO of EffTec International, Inc.  The Company received 150,000 shares of EffTec and an option to acquire an additional 150,000 shares at $0.15 per share in exchange for the management services to be provided.  The shares were valued at $22,500 based on the trading price of EffTec at the date of the transaction.  At December 31, 2010, the shares were valued at $0.30 per share and the $22,500 increase in value plus the value of the option of $22,500 was included in accumulated other comprehensive income (loss).  At March 31, 2011, the shares were valued at $0.20 per share and the $7,500 increase in value plus the value of the option of $7,500 was included in accumulated other comprehensive income (loss).

EffTec has developed a powerful, easy to use, Internet-based chiller tool called EffTrack™ that:

•	Collects, stores and analyzes chiller operating data;
•	Calculates and trends chiller performances;
•	Diagnoses the cause of chiller inefficiencies;
•	Notifies plant contacts when problems occur;
•	Recommends corrective actions;
•	Measures the results of corrective actions; and
•	Provides cost analysis of operational improvements.

Chillers are the single largest energy-using component in most industrial or commercial type facilities using water-cooled chillers for comfort or process cooling and can consume up to 50% of the facility’s electrical usage.  There is a vast array of operational and mechanical problems that occur causing a chiller to lose performance.  Even small inefficiencies can result in thousands of dollars in energy waste.

HiTech Stages, Ltd. - HiTech Stages, Ltd. ("HiTech") is registered in the UK and is listed on the Frankfurt Stock Exchange (Symbol "JT2.F").  HiTech, in conjunction with a manufacturer, has developed a mobile event stage, including multimedia, which can be packed in three 20' x 8' x 8' containers.  The stage can be fully assembled in less than one hour and deployed and operational in ten minutes, including the set-up of all lighting, sound and video systems.  This is a revolutionary first in the event business and will rent for approximately one-half of the cost of conventional stage systems.  HiTech is in its initial funding stage and intends to raise up to $5.5 million to finance the manufacture of the first stage and build the distribution support services.

The Company acquired 275,000 shares of HiTech in exchange for 150,450 shares of DineOut.  The transaction was initially recorded as an available-for-sale security at the average net sales price of DineOut shares of $124,573.  At December 31, 2010, HiTech closed on the Frankfurt Stock Exchange at €1.00 ($1.34).  Due to the start-up status of HiTech and limited trading volume, the Company valued its investment at $250,000 at March 31, 2011 and December 31, 2010.

INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

Equity investments consist of the following at March 31, 2011 and December 31, 2010:

	2011	2010
Carrying value:
Chanticleer & Shaw Foods Pty. Ltd. (50%)	$87,764	$87,200
	$87,764	$87,200

Activity from equity investments during the three months ended March 31, 2011 and 2010:

	2011	2010
Equity in earnings (loss):
Hoot S.A. I, LLC (20%)	2,366	11,797
Hoot S.A. II, LLC (20%)	2,737	-
	$5,103	$11,797
Distributions:
Hoot S.A. I, LLC (20%)	2,646	-
Hoot S.A. II, LLC (20%)	1,893	-
	$4,539	$-

The summarized financial data for Hoot SA, GP is as follows for the three months ended March 31, 2011 and 2010.  We own a 20% GP interest in the limited partnerships which own 50% of each restaurant.

	2011	2010

Revenues	$957,735	$626,531
Gross profit	640,751	431,014
Income from continuing operations	51,029	92,424
Net income	51,029	92,424

Hooters S.A., GP - The Company formed CHL to own the Company's 50% general partner interest in Hooters S.A., GP, the general partner of the Hooters' restaurant franchises in South Africa.  The initial restaurant opened in December 2009 in Durban, South Africa and operations commenced in January 2010.  In the initial restaurant CHL has a 10% interest in restaurant cash flows until the limited partners receive payout and a 40% interest in restaurant cash flows after limited partner payout.  The second location opened in Johannesburg in June 2010 and a third location is planned to open in Cape Town in the spring of 2011.

INVESTMENTS ACCOUNTED FOR USING THE COST METHOD

Investments at cost consist of the following at March 31, 2011 and December 31, 2010.

	2011	2010

Chanticleer Investors, LLC	$500,000	$500,000
Edison Nation LLC (FKA Bouncing Brain Productions)	250,000	250,000
Chanticleer Investors II	16,598	16,598
	$766,598	$766,598

Chanticleer Investors LLC - The Company sold 1/2 of its investment in Investors LLC in May 2009, which reduced its ownership from 23% to 11.5%.  Accordingly, in May 2009, the Company discontinued accounting for this investment using the equity method and began to account for the investment using the cost method.  In December 2010, the Company sold an additional $75,000 of its investment at cost.

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000.  Investors LLC’s principal asset is a convertible note in the amount of $5,000,000 with Hooters of America, Inc. (“HOA”), collateralized by and convertible into 2% of Hooters common stock.  The original note included interest at 6% and was due May 24, 2009.  The note was extended until November 24, 2010 and included an increase in the interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC until May 29, 2009 when it sold 1/2 of its share for $575,000.  Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly).  Under the extended note and revised operating agreement, the Company receives a management fee of $6,625 quarterly and interest income of $11,500 quarterly.

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

The Company received $400,000 in January 2011 for services provided in completion of the purchase of HOA and TW by HOA LLC.  The Company has a consulting agreement with HOA LLC and is scheduled to receive $100,000 in January of each year for director and other services provided by Mr. Pruitt.  We have accrued two months of the consulting fee in the amount of $16,667 at March 31, 2011.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing.  Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which is the Company's share).  One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and now carries its ownership in HOA LLC directly.  The Company now owns approximately 14% of Investors LLC.

EE Investors, LLC - On January 26, 2006, we acquired an investment in EE Investors, LLC with cash in the amount of $250,000.  We acquired 1,205 units (3.378%) in EE Investors, LLC, whose sole asset is 40% of Edison Nation, LLC (formerly Bouncing Brain Productions, LLC).  Edison Nation was formed to provide equity capital for new inventions and help bring them to market.  The initial business plan included developing the products and working with manufacturers and marketing organizations to sell the products.  This has evolved into a less hands-on program which involves selling products with patents to other larger companies and retaining royalties.  Edison Nation has now reached cash flow break-even, and in addition has been retained by a number of companies for which they do product searches to supplement its business.  Edison Nation has repaid the majority of its debt and expects to begin making distributions to its owners during 2011.  Based on the current status of this investment, the Company does not consider the investment to be impaired.

Chanticleer Investors II - The Company paid $16,598 in professional services to form this partnership.  Chanticleer Advisors, LLC acts as the managing general partner and receives a management fee based on a percentage of profits.

NOTE 3:	CONVERTIBLE NOTES PAYABLE

During the three months ended March 31, 2011, the Company issued convertible notes payable with a total principal balance of $25,000 in exchange for an amount due a related party of $25,000.  The convertible notes include interest at 10% per annum, which was payable quarterly beginning on April 1, 2010 until maturity on January 4, 2012.  The convertible notes are convertible into our common stock at the rate of $1.75 per share.  Convertible notes with a face value of $711,500 and accrued interest of $10,000 was converted into 412,286 shares of our common stock on March 30, 2011.

NOTE 4:	NOTES PAYABLE

The Company has a loan with a bank with a balance of $249,455 (at March 31, 2011) and $250,000 (at December 31, 2010) which includes interest at Wall Street Journal Prime + 1% (minimum of 5.5%) payable monthly; is due in monthly payments of $1,729 commencing February 10, 2011 and the remaining balance is due July 10, 2011.  The loan is collateralized by substantially all of the assets of the Company; and is guaranteed by Mr. Pruitt.

NOTE 5:	RELATED PARTY TRANSACTIONS

Due from related parties

The Company has earned income from and made advances to related parties.  The amounts owed to the Company at March 31, 2011 and December 31, 2010 is as follows:

	2011	2010

Chanticleer Investors, LLC	$-	$6,035
Chanticleer Investors II, LLC	22,896	46,547
Chanticleer Dividend Fund, Inc.	74,281	30,937
Hoot SA 1 LLC	3,000	-
Hoot SA II LLC	825
Other	750	750
	$101,752	$84,269

Due to related parties

The Company has received non-interest bearing loans and advances from related parties.  The amounts owed by the Company as of March 31, 2011 and December 31, 2010 are as follows:

	2011	2010

Avenel Financial Group, a company owned by Mr. Pruitt	21,349	46,349
Chanticleer Investors, LLC	4,045	-
Hoot SA III, LLC	55,000	70,000
	$80,394	$116,349

$25,000 of the amount due Avenel Financial Group was exchanged for a convertible note payable effective January 1, 2011 and converted to common stock on March 30, 2011.

Management income from affiliates

The Company had management income from its affiliates in the three months ended March 31, 2011 and 2010, as follows:

	2011	2010

Chanticleer Investors, LLC	$-	$6,625
Chanticleer Investors II, LLC	22,896	-
North American Energy Resources, Inc.	1,750	-
	$24,646	$6,625

Chanticleer Investors LLC

See Note 2.

Chanticleer Investors II LLC

The Company manages Investors II and earns management income.  None was recorded during the three months ended March 31, 2010.  The 2011 amount is accrued based on first quarter results.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed CDF under the general corporation laws of the State of Maryland.  CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011.  The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

North American Energy Resources, Inc. ("NAEY")

The Company's CEO became CEO and a director of NAEY during 2010 and the Company received 150,000 common shares for management services.  The shares were valued at $10,500, based on the trading price of NAEY at the time.  The Company's CEO resigned as CEO of NAEY in December 2010 and remains a director.

NOTE 6:	COMMITMENTS AND CONTINGENCIES

Lease

Effective August 1, 2009, the Company entered into an office lease agreement for its office with a term of one year and monthly lease payments of $2,100.  During the quarter ended September 30, 2010, the lease was extended for an additional year with the same terms.

Hooters South Africa

On April 23, 2009, the Company's wholly owned subsidiary CHL through its 50% ownership of Chanticleer & Shaw Pty, Ltd. entered into a franchise agreement with HOA to open and operate Hooters restaurants in the Republic of South Africa.  The current plan calls for four restaurants in the first phase with three additional locations to be added later.  The first restaurant opened in December 2009 in Durban and commenced operations effective January 1, 2010.  A location in Johannesburg opened in June 2010 and the third location is scheduled to open in Cape Town during the spring of 2011.  A fourth location has not been scheduled.  The Company's financial commitments have been covered with limited partner investments for the first three restaurants and the Company expects to cover any additional costs for new locations in the same manner.

NOTE 7:	DEFERRED REVENUE

The Company receives equity securities from companies for which it provides management services.  Generally the securities are issued in advance of the period over which the service is to be provided, generally one year.  The Company values the equity instruments received based upon the stock prices as of the date we reached an agreement with the third party and defers the related revenue.  The revenue is then recognized over the period earned.  Deferred revenue consists of the following at March 31, 2011 and  December 31, 2010.

	2011	2010

Balance at beginning of year	$1,750	$20,833
Additions:
North American Energy common stock	-	10,500
Amortization	(1,750)	(29,583)
Balance end of year	$-	$1,750

NOTE 8:	STOCKHOLDERS' EQUITY

The Company has 200,000,000 shares of its $0.0001 par value common stock authorized and 2,984,204 and 2,571,918 shares issued and 2,460,974 and 2,048,688 shares outstanding at March 31, 2011 and December 31, 2010, respectively.  There are no options outstanding.

Effective March 23, 2011, the Company's common stock was forward split, 2 shares for each share issued, pursuant to written consent by a majority of the Company's shareholders.  All share references have been adjusted as if the split occurred prior to all periods presented.

Warrants

On January 6, 2011, the Company filed a Form S-1 Registration Statement under the Securities Act of 1933.  The Registration Statement, when effective, would register one Class A Warrant and one Class B Warrant for each common share of the Company issued.  The warrants have a subscription price of $0.04 which entitles our shareholders to acquire one Class A Warrant which would entitle the holder to acquire one share of our common stock for $2.75 and one Class B Warrant which would entitle the holder to acquire one share of our common stock for $3.50.  The warrants have a five year life.

2011 Transactions

On March 30, the Company issued 412,286 shares of its common stock in exchange for convertible notes payable with a balance of $711,500 and accrued interest of $10,000.

2010 Transactions

During the year ended December 31, 2010, the Company issued: 15,572 shares of its common stock valued at $25,000 to two consultants for consulting services; 33,594 shares of its common stock valued at $58,790 for amounts due a related party; and issued 10,000 shares for $17,500 in accounts payable.  Effective December 31, 2010, the Company issued 20,000 shares of its common stock to its outside directors for directors fees valued at $42,500.

NOTE 9:	SEGMENTS OF BUSINESS

The Company is organized into three segments as of March 31, 2011, two of which are active.

Management and consulting services ("Management")

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded.  The Company also provides management and investment services for Investors LLC and Investors II.

Insurance and specialized financial services ("Insurance")

We have formed AFS to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations.  AFS's business operation has not been activated and is expected to initially include captive insurance, CHIRA and trust services.

Operation of restaurants (South Africa) ("Restaurants")

CHL owns 50% of C&S which holds the franchise for the Republic of South Africa with HOA.  The Company is funding its 50% capital requirement for the cost of each restaurant with limited partnerships in which it retains a 20% interest and the LPs are allocated an 80% interest in revenues until the LPs receive a 20% return on their investment ("Payout").  After Payout, the Company's share of revenue reverts to 80% and the LPs to 20% of the 50% interest.  As of March 31, 2011, two restaurants had been opened and a third is scheduled to be opened at Cape Town in the spring of 2011.

Financial information regarding the Company's segments is as follows for the three months ended March 31, 2011 and 2010.

Three months ended March 31, 2011

	Management	Insurance	Restaurants	Total

Revenues	$441,313	$-	$-	$441,313

Interest expense	$18,759	$-	$-	$18,759

Depreciation and amortization	$2,549	$-	$-	$2,549

Profit (loss)	$195,547	$-	$5,103	$200,650
Investments and other				24,647
				225,297
Non-controlling interest				410
				$225,707

Assets	$408,571	$-	$87,764	$496,335
Investments				1,105,098
				$1,601,433

Liabilities	$565,291	$-	$-	$565,291

Expenditures for non-current assets	$-	$-	$-	$-

Three months ended March 31, 2010

	Management	Insurance	Restaurants	Total

Revenues	$28,333	$-	$-	$28,333

Interest expense	$49,550	$-	$-	$49,550

Depreciation and amortization	$2,734	$-	$-	$2,734

Profit (loss)	$(285,073)	$-	$11,432	$(273,641)
Investments and other				7,842
				(265,799)
Non-controlling interest				(365)
				$(266,164)

Assets	$217,786	$-	$56,797	$274,583
Investments				1,207,491
				$1,482,074

Liabilities	$996,192	$-	$29,000	$1,025,192

Expenditures for non-current assets	$3,628	$-	$-	$3,628

NOTE 10:	DISCLOSURES ABOUT FAIR VALUE

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables according to FASB ASC 820 pricing levels.

Fair Value Measurement Using
Quoted prices
		in active	Significant
		markets of	other	Significant
		identical	observable	Unobservable
	Recorded	assets	inputs	Inputs
	value	(Level 1)	(Level 2)	(Level 3)

March 31, 2011
Assets:
Available-for-sale securities	$338,500	$88,500	$250,000	$-

December 31, 2010
Assets:
Available-for-sale securities	$352,500	$101,500	$251,000	$-

At March 31, 2011 and December 31, 2010, the Company's available-for-sale equity securities were valued using Level 1 and Level 2 inputs as summarized above.  Level 1 inputs are based on unadjusted prices for identical assets in active markets that the Company can access.  Level 2 inputs are based on quoted prices for similar assets other than quoted prices in Level 1, quoted prices in markets that are not yet active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets.

The Company does not have any investments that are measured on a recurring basis using Level 3 inputs.

Certain assets are not carried at fair value on a recurring basis, including investment accounted for under the equity and cost methods.  Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to re-measurement at fair value after initial recognition and the resulting re-measurement is reflected in the consolidated financial statements.

In 2010, the Company considered a cost basis investment to be impaired and recognized an impairment loss of $250,000 in the consolidated statement of operations.  This impairment was determined using Level 3 inputs to determine the estimated fair value, which was determined to be less than the recorded amounts.

See Note 2 for further details of the Company's investments.

CREASON & ASSOCIATES, P.L.L.C.
7170 S. Braden Ave., Suite 100
Tulsa, Oklahoma  74136

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Chanticleer Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Chanticleer Holdings, Inc. and Subsidiaries (the "Company") as of December 31, 2010 and 2009, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2010 and 2009.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chanticleer Holdings, Inc. and Subsidiaries as of December 31, 2010 and 2009, and the consolidated results of their operations and their cash flows for the years ended December 31, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Chanticleer Holdings, Inc. and Subsidiaries will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, Chanticleer Holdings, Inc. has incurred substantial net losses and negative cash flows from operations for the past several years, along with negative working capital.   In addition, the Company has future plans that may require substantial financial obligations.  There can be no assurance that the Company will be able to generate sufficient cash revenues to fund its current operations and fulfill its future commitments.  These conditions raise substantial doubt about Chanticleer Holdings, Inc. and Subsidiaries’ ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that may result from the outcome of these uncertainties.

/s/Creason & Associates, P.L.L.C.
Tulsa, Oklahoma
April 1, 2011

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2010 and 2009

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$46,007	$2,374
Accounts receivable	4,258	-
Due from related parties	84,269	32,806
Prepaid expenses	24,184	25,000
TOTAL CURRENT ASSETS	158,718	60,180
Property and equipment, net	25,563	32,125
Available-for-sale investments at fair value	352,500	83,286
Investments accounted for under the equity method	87,200	82,500
Investments accounted for under the cost method	766,598	1,191,598
Deposits and other assets	23,980	3,980
TOTAL ASSETS	$1,414,559	$1,453,669

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable	$250,000	$412,500
Accounts payable	211,432	190,482
Accrued expenses	66,103	2,246
Due to related parties	116,349	109,590
Deferred revenue	1,750	20,833
TOTAL CURRENT LIABILITIES	645,634	735,651
Convertible notes payable	686,500	-
TOTAL LIABILITIES	1,332,134	735,651
Commitments and contingencies (Note 13)

Stockholders' equity:
Common stock: $0.0001 par value; authorized 200,000,000 shares; issued 2,571,918 shares and 2,492,752 shares; and outstanding 2,048,688 and 1,969,822 shares at December 31, 2010 and 2009, respectively	257	250
Additional paid in capital	5,456,067	5,255,624
Non-controlling interest	24,175	-
Other comprehensive income (loss)	68,027	(84,000)
Accumulated deficit	(4,929,418)	(3,917,853)
Less treasury stock, 523,230 shares and 522,930 shares at December 31, 2010 and 2009, respectively	(536,683)	(536,003)
	82,425	718,018
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,414,559	$1,453,669

See accompanying notes to consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Years Ended December 31, 2010 and 2009

	2010	2009
Revenue:
Management fee income
Non-affiliates	$20,833	$504,167
Affiliates	115,468	98,811

Total revenue	136,301	602,978
Expenses:
General and administrative expense	946,189	816,198
Deferred acquisition costs	-	279,050
Asset impariment	250,000	50,000
Total expenses	1,196,189	1,145,248
Loss from operations	(1,059,888)	(542,270)
Other income (expense)
Equity in earnings of investments	58,337	23,000
Realized gains from sales of investments	106,035	58,697
Interest income	46,000	23,000
Miscellaneous income	-	50
Interest expense	(140,016)	(33,914)
Other than temporary decline in available-for-sale securities	(40,386)	(342,259)
Total other income (expense)	29,970	(271,426)
Net loss before income taxes	(1,029,918)	(813,696)
Provision for income taxes	-	-
Net loss before non-controlling interest	(1,029,918)	(813,696)
Non-controlling interest	18,353	-
Net loss	(1,011,565)	(813,696)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities (none applies to non-controlling interest)	152,027	(84,000)
Other comprehensive loss	$(859,538)	$(897,696)

Net earnings (loss) per share, basic and diluted	$(0.51)	$(0.42)

Weighted average shares outstanding	1,990,462	1,928,200

See accompanying notes to consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
Years ended December 31, 2010 and 2009

				Accumulated
				Other
			Additional	Comprehensive	Non-
	Common Stock		Paid-in	Income	Controlling	Accumulated	Treasury
	Shares	Par	Capital	(Loss)	Interest	Deficit	Stock	Total

Balance, December 31, 2008	1,892,752	189	4,643,104	-	-	(3,104,157)	-	1,539,136
Common stock issued for:
Cash proceeds	77,070	8	76,570	-	-	-	-	76,578
Acquisition of DineOut, SA	522,930	53	535,950	-	-	-	(536,003)	-
Available-for-sale securities:
Current year decline	-	-	-	(426,259)	-	-	-	(426,259)
Other than temporary decline	-	-	-	342,259	-	-	-	342,259
Net loss	-	-	-	-	-	(813,696)	-	(813,696)

Balance, December 31, 2009	2,492,752	250	5,255,624	(84,000)	-	(3,917,853)	(536,003)	718,018

Common stock issued for:
Consultants	15,572	1	24,999	-	-	-	-	25,000
Amounts due related party	33,594	3	58,787	-	-	-	-	58,790
Accounts payable	10,000	1	17,499	-	-	-	-	17,500
Director fees	20,000	2	42,498	-	-	-	-	42,500
Beneficial conversion feature of convertible notes payable	-	-	56,660	-	-	-	-	56,660
Available-for-sale securities	-	-	-	152,027	-	-	-	152,027
Purchase treasury stock	-	-	-	-	-	-	(680)	(680)
Non-controlling interest	-	-	-	-	42,528	-	-	42,528
Net loss	-	-	-	-	(18,353)	(1,011,565)	-	(1,029,918)

Balance, December 31, 2010	2,571,918	$257	$5,456,067	$68,027	$24,175	$(4,929,418)	$(536,683)	$82,425

See accompanying notes to consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2010 and 2009

	2010	2009

Cash flows from operating activities:
Net loss	$(1,011,565)	$(813,696)
Adjustments to reconcile net loss to net cash used in operating activities:
Other than temporary decline in value of available-for-sale securities	40,386	342,259
Bad debt expense - related party	24,907	-
Non-controlling interest	(18,353)	-
Consulting and other services rendered in exchange for investment securities	(33,000)	(150,000)
Depreciation	11,079	11,481
Equity in earnings of investments	(58,337)	(23,000)
Asset impairment	250,000	50,000
Common stock issued for services	49,375	-
(Gain) loss on sale of investments	(106,035)	(58,697)
Beneficial converstion feature of convertible notes payable	56,660	-
Expense previously deferred acquisition costs	-	279,050
(Increase) decrease in amounts due from affiliate	(46,547)	(24,907)
(Increase) decrease in accounts receivable	(4,258)	(750)
(Increase) decrease in prepaid expenses and other assets	-	(20,745)
Increase in accounts payable and accrued expenses	89,807	26,404
Increase (decrease) in deferred revenue	(19,083)	(354,167)
Advance from related parties for working capital	14,650	100,291
Net cash used by operating activities	(760,314)	(636,477)

Cash flows from investing activities:
Proceeds from sale of investments	281,765	685,197
Investment distribution	16,137	64,371
Purchase of investments	(26,334)	(94,000)
Purchase of property and equipment	(4,517)	(7,446)
Treasury stock acquired	(680)	-
Deposit made for investment	(20,000)	-
Net cash provided by investing activities	246,371	648,122

Cash flows from financing activities:
Proceeds from sale of common stock	-	76,578
Loan proceeds	541,000	400,000
Loan repayment	(4,500)	(500,000)
Loans to related parties	(48,924)	-
Loan from related party	70,000	-
Net cash provided (used) by financing activities	557,576	(23,422)
Net increase (decrease) in cash and cash equivalents	43,633	(11,777)
Cash and cash equivalents, beginning of year	2,374	14,151
Cash and cash equivalents, end of year	$46,007	$2,374

See accompanying notes to consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows, continued
For the Years Ended December 31, 2010 and 2009

	2010	2009

Supplemental cash flow information:
Cash paid for interest and income taxes:
Interest	$31,999	$19,668
Income taxes	-	-

Non-cash investing and financing activities:
Common stock issued for amounts due related party	$58,790	$-
Common stock issued for accounts payable	17,500	-
Accrued interest paid with increase in note payable	-	12,500
Reclassification of trading security as available-for-sale security	-	126,000
Reclassification of investment accounted for under the cost method as available-for-sale security	100,000	275,000
Investments acquired as compensation for management agreements	-	525,000
Exchange of oil and gas property investment for equity securities classified as trading securities	-	126,000
Deposit transferred to investment accounted for using the equity method	-	20,000

See accompanying notes to consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

1.	NATURE OF BUSINESS

ORGANIZATION

Chanticleer Holdings, Inc. (the “Company”) was organized October 21, 1999, under its original name, Tulvine Systems, Inc., under the laws of the State of Delaware.  The Company previously had limited operations and was considered a development stage company until July 2005.  On April 25, 2005, the Company formed a wholly owned subsidiary, Chanticleer Holdings, Inc.  On May 2, 2005, Tulvine Systems, Inc. merged with and changed its name to Chanticleer Holdings, Inc.

The consolidated financial statements include the accounts of Chanticleer Holdings, Inc. and its wholly owned subsidiaries, Chanticleer Advisors, LLC, (“Advisors”), Avenel Ventures, LLC ("Ventures"), Avenel Financial Services, LLC ("AFS"), Chanticleer Holdings Limited ("CHL") and DineOut SA Ltd. ("DineOut") (the Company sold approximately 7% of DineOut during 2010) collectively referred to as “the Company,” “we,” “us,” or “the Companies”. All significant inter-company balances and transactions have been eliminated in consolidation.

Effective March 23, 2011, the Company's common stock was forward split, 2 shares for each share issued, pursuant to written consent by a majority of the Company's shareholders.  All share references have been adjusted as if the split occurred prior to all periods presented.

Information regarding the Company's subsidiaries is as follows:

•
Advisors was formed as a Nevada Limited Liability Company on January 18, 2007 to manage related companies, Chanticleer Investors, LLC ("Investors LLC"), Chanticleer Investors II, LLC ("Investors II") and other investments owned by the Company;

•	Ventures was formed as a Nevada Limited Liability Company on December 24, 2008 to provide business management and consulting services to its clients;

•
AFS was formed as a Nevada Limited Liability Company on February 19, 2009 to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations.  AFS's business operation has not been activated and is expected to initially include captive insurance, CHIRA and trust services;

•	CHL was formed as a Limited Liability Company in Jersey on March 24, 2009 to own the Company's 50% interest in Hooters SA, GP, the general partner of the Hooters restaurant franchises in South Africa;

•	DineOut was formed as a Private Limited Liability Company in England and Wales on October 29, 2009 to raise capital in Europe.

GOING CONCERN

At December 31, 2010 and 2009, the Company had current assets of $158,718 and $60,180; current liabilities of $645,634 and $735,651; and a working capital deficit of $486,916 and $675,471, respectively.  The Company incurred a loss of $1,011,565 during the year ended December 31, 2010 and had an unrealized gain from available-for-sale securities of $152,027 resulting in a comprehensive loss of $859,538.

The Company's general and administrative expenses averaged approximately $235,000 per quarter during 2010.  The Company expects cost to remain relatively constant in 2011 with probable increases to manage the new Chanticleer Dividend Fund, Inc. offset by expected management fee income.  The Company's share of income from the ownership of the Hooters restaurants in South Africa is also continuing to increase.  In addition, the Company has a note for $250,000 owed to its bank which is due in July 2011.  The Company plans to continue to use limited partnerships to fund its share of costs for additional Hooters restaurants.

The Company expects to meet its obligations in 2011 with some or all of the following:

*  The Company holds 3,724,961 shares in DineOut at December 31, 2010, which are free-trading on the Frankfort Exchange and were trading at approximately €1.30 (approximately $1.74) per share at December 31, 2010.  The Company plans to continue to sell some of these shares to meet its short-term capital requirements;

*  The Company received $400,000 in January 2011 when the acquisition of the Hooters restaurants was completed (See Note 15);

*  Extend a portion of its existing line of credit;

*  Convert its convertible notes payable into common stock (See Note 15);

*  The Company expects to raise all of its cash requirements for the South Africa restaurants from limited partners; and

*  The Company is funding the initial formation of Chanticleer Dividend Fund, Inc., including the registration of its common stock.  The Company expects to get most of its capital outlay back after the registration statement becomes effective (See Note 11).

If the above events do not occur or if the Company does not raise sufficient capital, substantial doubt about the Company’s ability to continue as a going concern exists.  These consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

2.	SIGNIFICANT ACCOUNTING POLICIES
USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Significant estimates include the valuation of the investments in portfolio companies and deferred tax asset valuation allowances.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company's current source of revenue is from management fees from both affiliated companies and non-affiliated companies.  Our revenue recognition policy provides that revenue is generally realized or realizable and earned when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered;
•	The seller's price to the buyer is fixed or determinable; and
•	Collectability is reasonably assured.

We may collect revenue in both cash and in the equity securities of the company to whom we are providing services.  Typically when we are paid cash for services, it is based on a monthly fee and is recorded when earned.  When we receive equity securities for our management services, we generally receive the securities in advance for our services to be earned over the life of the contract, generally one year.  We value these securities and defer recognition of the revenue over the life of the management contract.

The fair value of the equity instruments received was determined based upon the stock prices as of the date we reached an agreement with the third party.  The terms of the securities are not subject to adjustment after the measurement date.

MARKETABLE EQUITY SECURITIES

Trading securities

The Company's investment in marketable equity securities are carried at fair value and are classified as current assets in the consolidated balance sheets.  Unrealized gains and losses, net of tax, are reported in the statement of operations as unrealized gain (loss) on marketable equity securities.  Gains and losses are reported in the consolidated statements of operations when realized, based on the disposition of specifically identified investments, using a first-in, first-out method.

Available-for-sale securities

The Company’s investments in marketable equity securities which are classified as available-for-sale are carried at fair value.  Investments available for current operations are classified in the consolidated balance sheets as current assets; investments held for long-term purposes are classified as non-current assets.  Unrealized gains and losses, net of tax, are reported in other comprehensive income as a separate component of stockholders’ equity.  Gains and losses are reported in the consolidated statements of operations when realized, determined based on the disposition of specifically identified investments, using a first-in, first-out method.

Investments identified by the Company as being potentially impaired are subject to further analysis to determine if the impairment is other than temporary.  Other than temporary declines in market value from original costs are charged to investment and other income, net, in the period in which the loss occurs.  In determining whether investment holdings are other than temporarily impaired, the Company considers the nature, cause, severity and duration of the impairment.

OTHER INVESTMENTS

Investments in which the Company has the ability to exercise significant influence and that, in general, are at least 20 percent owned are stated at cost plus equity in undistributed net earnings (loss), less distributions received.  The Company also has equity investments in which it owns less than 20% which are stated at cost.  An impairment loss would be recorded whenever a decline in the value of an equity investment or cost investment is below its carrying amount and is determined to be other than temporary.  In judging “other than temporary,” the Company considers the length of time and extent to which the fair value of the investment has been less than the carrying amount of the investment, the near-term and long-term operating and financial prospects of the investee, and the Company’s long-term intent of retaining the investment in the investee.

FAIR VALUE MEASUREMENTS

For financial assets and liabilities measured at fair value on a recurring basis, fair value is the price we would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date.  In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions.  Preference is given to observable inputs.  These two types of inputs create the following fair value hierarchy:

Level 1	Quoted prices for identical instruments in active markets.
Level 2
Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3	Significant inputs to the valuation model are unobservable.

We maintain policies and procedures to value instruments using the best and most relevant data available.  Our investment committee reviews and approves all investment valuations.

Our available-for-sale equity securities are all valued using Level 1 inputs or Level 2 inputs.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company is required to disclose fair value information about financial instruments when it is practicable to estimate that value.  The carrying amounts of the Company’s cash, accounts receivable, accounts payable, convertible notes payable and notes payable approximate their estimated fair value due to the short-term maturities of these financial instruments and because related interest rates offered to the Company approximate current rates.

FIXED ASSETS

Fixed assets are stated at cost, less accumulated depreciation.  Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets (generally five and seven years).  The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted.  Based upon its most recent analysis, the Company believes that no impairment of property and equipment exists at December 31, 2010 and 2009.  Maintenance and repairs are charged to operations when incurred.  Betterments and renewals are capitalized.  When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

INCOME TAXES

Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The Company has provided a valuation allowance for the full amount of the deferred tax assets.

As of December 31, 2010 and 2009 the Company had no accrued interest or penalties relating to any tax obligations.  The Company currently has no federal or state examinations in progress, nor has it had any federal or state tax examinations since its inception.  The last three years of the Company's tax years are subject to federal and state tax examination.

STOCK-BASED COMPENSATION

The compensation cost relating to share-based payment transactions (including the cost of all employee stock options) is required to be recognized in the financial statements.  That cost is measured based on the estimated fair value of the equity or liability instruments issued. A wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans are included.  The Company’s financial statements would include an expense for all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled or repurchased after that date based on the grant-date estimated fair value.

As of December 31, 2010 and 2009, there were no options outstanding.

EARNINGS (LOSS) PER COMMON SHARE

The Company is required to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potentially dilutive shares outstanding.  At December 31, 2010 and 2009, there are no potentially dilutive shares outstanding.  Accordingly, no common stock equivalents are included in the earnings (loss) per share calculations and basic and diluted earnings per share are the same for all periods presented.

COMPREHENSIVE INCOME

Standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. We are required to (a) classify items of other comprehensive income by their nature in financial statements, and (b) display the accumulated balance of other comprehensive income separately in the equity section of the balance sheet for all periods presented.

CONCENTRATION OF CREDIT RISK

Cash is maintained at financial institutions, which at times, may exceed the FDIC insurance limit.

RECLASSIFICATIONS

Certain reclassifications have been made in the financial statements at December 31, 2009 and for the periods then ended to conform to the December 31, 2010 presentation.  The reclassifications had no effect on net loss.

RECENT ACCOUNTING PRONOUNCEMENTS

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  At March 23, 2011, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

3.	INVESTMENTS

INVESTMENTS ARE SUMMARIZED AS FOLLOWS AT DECEMBER 31, 2010 AND 2009.

	2010	2009
Trading securities:
Balance, beginning of year	$-	$-
Shares acquired from a related party	26,334	31,500
Exchange oil and gas property	-	126,000
Transfer to available-for-sale securities	-	(126,000)
Cost of securities sold	(26,334)	(31,500)
Balance, end of year	$-	$-

Proceeds from sale of trading securities	$32,917	$40,197
Gain from sale of trading securities	$6,583	$8,697

	2010	2009
Available for sale securities:
Cost at beginning of year	$83,286	$108,545
Transfer from trading securities	-	126,000
Transfer from investments accounted for by
the cost method	100,000	275,000
Received as management fees	33,000	-
Acquired in exchange for DineOut shares	124,573	-
Proceeds from sale of securities	(41,645)	-
Realized loss	(98,741)	(342,259)
Cost at end of year	200,473	167,286
Unrealized gain (loss)	152,027	(84,000)
Total	$352,500	$83,286

	2010	2009
Investments using the equity method:
Balance, beginning of year	$82,500	$1,241,371
Equity in earnings (loss)	58,337	23,000
General partnership formed	-	82,500
Sale of investment	(37,500)	(575,000)
Transfer to investments at cost	-	(575,000)
Asset impairment	-	(50,000)
Distributions received	(16,137)	(64,371)
Balance, end of year	$87,200	$82,500

	2010	2009
Investments at cost:
Balance, beginning of year	$1,191,598	$442,598
Impairment	(250,000)	-
Distributions	-	-
Proceeds from sale of investment	(75,000)
Exchange for marketable equity securities	-	(76,000)
Investment transferred from equity investments	-	575,000
Investment transferred to available-for-sale securities	(100,000)	(275,000)
Investments acquired pursuant to management agreements	-	525,000
Total	$766,598	$1,191,598

AVAILABLE-FOR-SALE SECURITIES

Our available-for-sale securities consist of the following:

		Realized	Unrecognized
		Holding	Holding	Fair
	Cost	Loss	Gains (Losses)	Value
December 31, 2010
Special Projects Group *	$-	$-	$-	$-
Syzygy Entertainment, Ltd. *	1,286	(1,286)	-	-
Remodel Auction *	40,000	(39,100)	100	1,000
North American Energy	126,000	-	(98,000)	28,000
North American Energy *	10,500	-	(4,500)	6,000
Efftec International, Inc. *	22,500	-	22,500	45,000
Efftec International, Inc. (warrant) *	-	-	22,500	22,500
HiTech Stages	124,573	-	125,427	250,000
	$324,859	$(40,386)	$68,027	$352,500

December 31, 2009
Special Projects Group *	$31,407	$(31,407)	$-	$-
Syzygy Entertainment, Ltd. *	77,138	(75,852)	-	1,286
Remodel Auction *	275,000	(235,000)	-	40,000
North American Energy	126,000	-	(84,000)	42,000
	$509,545	$(342,259)	$(84,000)	$83,286

* Investments acquired in exchange for management services.

Special Projects Group - The transaction in which Special Projects Group was involved to acquire an operating company was cancelled and Special Projects became a shell company.  During 2009, Special Projects was dropped from the Pink Sheets and the Company determined it was an other than temporary impairment and wrote off its remaining investment in 2009.

Syzygy Entertainment, Ltd. - During 2007, the Company acquired 342,814 shares of Syzygy in exchange for a management services contract which covered a one-year period commencing April 1, 2007.  The shares were valued at $1.50 per share, a discount to the listed price at that time.  Also during 2007, Mr. Pruitt contributed 300,000 shares of Syzygy Entertainment, Ltd. to the Company, which was valued by the investment committee at $600,000 on the dates contributed.  Mr. Pruitt did not receive additional compensation as a result of the transfers.
As a result of the above transactions, the Company owns 642,814 shares of Syzygy with a cost of $1,114,221 and a fair value as of December 31, 2010 of $0.  The Company considers this decline in value to be other than temporary and has recognized an impairment loss of $75,852 in 2009 and $1,286 in 2010.

Remodel Auction Incorporated - Remodel Auction Incorporated was formed to launch and operate an online listing service for remodeling projects.  The Company received 167 shares of Remodel Auction common stock in exchange for providing management services for one year, effective January 1, 2009.  We valued our initial investment of 167 shares at 50% of the price Remodel was receiving from third parties for its stock, $125,000.  Remodel Auction began trading under the symbol REMD on August 10, 2009, and the Company received an additional 167 shares of Remodel common stock pursuant to its management agreement.  We recorded the additional 167 shares at the trading price of the stock on that date of $900 per share and recognized $150,000 in management income.  Remodel Auction began trading on the Pink Sheets, and the market price was readily determinable.  Therefore, the Company transferred this investment from investments accounted for by the cost method to available-for-sale securities.  The market value of Remodel Auction was approximately the same as the original cost at the time of the transfer.  Accordingly, the transfer was recorded at the original cost.  At December 31, 2009, the common stock had declined to $120 per share and the Company determined that the loss was other-than temporary and recorded a loss of $235,000 on its investment in Remodel Auction common stock.  During 2010, the Company recognized an additional impairment of $39,100.  At December 31, 2010, the Company valued its investment at $1,000 and recorded an unrealized gain of $100.

North American Energy Resources, Inc. - During the quarter ended June 30, 2009, the Company exchanged its oil & gas property investments for 700,000 shares of North American Energy Resources, Inc. ("NAEY") which were valued at $126,000 based on the closing price of NAEY on the date of the trade.  The Company initially classified the NAEY as a trading security when it was acquired based on the Company's intent to begin selling the shares before the end of 2009.  In November 2009 the Company decided that it would not sell the stock in the near term and determined that the investment should be reclassified as an available-for-sale security and classified as non-current, due to uncertainties about when it would be sold.  At the time of the decision to reclassify the investment as available-for-sale, the trading price and value were approximately equal to the cost.  Accordingly, upon the transfer at fair value, the shares were transferred at $126,000, the original cost to the Company.  At December 31, 2010 and 2009, the stock had declined to $0.04 and $0.06 per share and the Company recorded an unrealized loss of $98,000 and $84,000, respectively, based on the Company's determination that the price decline was temporary.

During the first quarter of 2010, the Company received an additional 150,000 shares of NAEY in exchange for management services.  The shares were initially valued at $10,500, based on the trading price at the time.  At December 31, 2010, the Company recorded an unrealized loss of $4,500 based on the market value of $6,000.

NAEY appointed a new management team in December 2010 and appears to have an opportunity for the stock price to recover.  Accordingly, the Company determined that the decline was temporary.

Vought Defense Systems Corp. - On May 31, 2006, we acquired debt owed by Atlas Defense Systems, Inc. ("ADS") and formerly Vought Defense Systems Corp. ("VDSC") (formerly, Lifestyle Innovations, Inc.) with a face value of $1,177,395 for $100,000 in cash.  Lifestyle has traded under the symbol LFSI and has only had a deminimus amount of income from a royalty during the last three years.  LFSI is not currently a reporting company.  The debt was converted into a note with interest at 12% on July 1, 2008.  We owned approximately 28% of the debt of LFSI at December 31, 2009.  LFSI was valued at approximately $400,000 as a shell, ($100,000 for the Company's interest) based on estimates provided by an attorney knowledgeable in the area.

On February 16, 2010, a majority of the shareholders of LFSI approved a name change to Vought Defense Systems Corp. and a 1 for 545 reverse stock split of the issued shares of common stock.  On February 17, 2010, VDSC acquired 100% of RedTide Defense Group, Inc. ("RedTide") which has created a solution to a growing worldwide demand for the manufacturing of Unmanned Aerial Vehicles ("UAVs").  RedTide owns and operates www.redtidedefense.com.  The Company's debt was converted into 449,959 shares of VDSC common stock.  The Company sold all of its shares for total proceeds of $41,645 and recorded a loss of $58,355 during the last three quarters of 2010.

EffTec International, Inc. - Effective April 1, 2010, the Company's CEO became a director and the CEO of EffTec International, Inc.  The Company received 150,000 shares of EffTec and an option to acquire an additional 150,000 shares at $0.15 per share in exchange for the management services to be provided.  The shares were valued at $22,500 based on the trading price of EffTec at the date of the transaction.  At December 31, 2010, the shares were valued at $0.30 per share and the $22,500 increase in value plus the value of the option of $22,500 was included in accumulated other comprehensive income (loss).

EffTec has developed a powerful, easy to use, Internet-based chiller tool called EffTrack™ that:

•	Collects, stores and analyzes chiller operating data,
•	Calculates and trends chiller performance,
•	Diagnoses the cause of chiller inefficiencies,
•	Notifies plant contacts when problems occur,
•	Recommends corrective actions,
•	Measures the results of corrective actions and
•	Provides cost analysis of operational improvements.

Chillers are the single largest energy-using component in most industrial or commercial type facilities using water-cooled chillers for comfort or process cooling and can consume up to 50% of the facility’s electrical usage.  There is a vast array of operational and mechanical problems that occur causing a chiller to lose performance.  Even small inefficiencies can result in thousands of dollars in energy waste.

HiTech Stages, Ltd. - HiTech Stages, Ltd. ("HiTech") is registered in the UK and is listed on the Frankfurt Stock Exchange (Symbol "JT2.F").  HiTech, in conjunction with a manufacturer, has developed a mobile event stage, including multimedia, which can be packed in three 20' x 8' x 8' containers.  The stage can be fully assembled in less than one hour and deployed and operational in ten minutes, including the set-up of all lighting, sound and video systems.  This is a revolutionary first in the event business and will rent for approximately one-half of the cost of conventional stage systems.  HiTech is in its initial funding stage and intends to raise up to $5.5 million to finance the manufacture of the first stage and build the distribution support services.

The Company acquired 275,000 shares of HiTech in exchange for 150,450 shares of DineOut.  The transaction was initially recorded as an available-for-sale security at the average net sales price of DineOut shares of $124,573.  At December 31, 2010, HiTech closed on the Frankfurt Stock Exchange at €1.00 ($1.34).  Due to the start-up status of HiTech and limited trading volume, the Company valued its investment at $250,000 at December 31, 2010.

INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

Equity investments consist of the following at December 31, 2010 and December 31, 2009:
	2010	2009
Carrying value:
Chanticleer & Shaw Foods Pty. Ltd. (50%)	$87,200	$82,500
	$87,200	$82,500

Activity from equity investments during the year ended December, 2010 and 2009 follows:

	2010	2009
Equity in earnings (loss):
Chanticleer Investors, LLC	N/A	$23,000
Hoot S.A. I, LLC (20%)	27,448	N/A
Hoot S.A. II, LLC (20%)	30,889	N/A
	$58,337	$23,000
Distributions:
Chanticleer Investors, LLC	N/A	$23,000
Hoot S.A. I, LLC (20%)	16,137	N/A
Hoot S.A. II, LLC (20%)	-	N/A
Investment liquidation	-	41,371
	$16,137	$64,371

The summarized financial data for the Hoot SA limited partnerships of which we owned 20% in 2010 and Chanticleer Investors LLC, of which we owned 23% until May 2009, follows:

	2010	2009
		(6 months)

Revenue	$3,942,663	$150,000
Gross profit	2,717,191	150,000
Income from continuing operations	545,432	99,940
Net income	545,432	99,940

The summarized balance sheet of the Hoot SA limited partnerships as of December 31, 2010 is as follows:

2010
ASSETS
Current assets	$101,900
Non-current assets	$1,604,500
TOTAL ASSETS	$1,706,400
LIABILITIES
Current liabilities	$172,700
PARTNER'S EQUITY	$1,533,700
TOTAL LIABILITIES AND PARTNERS' EQUITY	$1,706,400

Hooters S.A., GP - The Company formed CHL to own the Company's 50% general partner interest in Hooters S.A., GP, the general partner of the Hooters' restaurant franchises in South Africa.  The initial restaurant opened in December 2009 in Durban, South Africa and operations commenced in January 2010.  In the initial restaurant CHL has a 10% interest in restaurant cash flows until the limited partners receive payout and a 40% interest in restaurant cash flows after limited partner payout.  The second location opened in Johannesburg in June 2010 and a third location is planned to open in Cape Town in the spring of 2011.

Chanticleer Investors LLC - the Company reduced its interest in Investors LLC during 2009 and transferred the remaining investment to investments accounted for under the cost method at that time.  The Company recorded $23,000 in earnings from equity investments and received a distribution of $23,000 before it sold 1/2 of its interest for the book value of $575,000.  See Investments accounted for under the cost method below for additional details.

First Choice Mortgage - this partnership discontinued operations at the end of 2008 and a final distribution of $41,371 was received in 2009.

Confluence Partners - the Company formed a partnership in which it owned 50% and its partner owned 50%.  Each partner contributed $50,000 and the resulting $100,000 was invested with a group that raises funds for a SPAC.  The SPAC was delayed due to the current market conditions and the Company elected to fully impair its investment at December 31, 2009 due to these uncertainties.

INVESTMENTS ACCOUNTED FOR USING THE COST METHOD

Investments at cost consist of the following at December 31, 2010 and 2009:

	2010	2009

Chanticleer Investors, LLC	$500,000	$575,000

Edison Nation LLC (FKA Bouncing Brain Productions)	250,000	250,000
BreezePlay, Inc.	-	250,000
Lifestyle Innovations, Inc.	-	100,000
Chanticleer Investors II	16,598	16,598
	$766,598	$1,191,598

Chanticleer Investors LLC - The Company sold 1/2 of its investment in Investors LLC in May 2009, which reduced its ownership from 23% to 11.5%.  Accordingly, in May 2009, the Company discontinued accounting for this investment using the equity method and began to account for the investment using the cost method.  In December 2010, the Company sold an additional $75,000 of its investment at cost.

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000.  Investors LLC’s principal asset is a convertible note in the amount of $5,000,000 with Hooters of America, Inc. (“HOA”), collateralized by and convertible into 2% of Hooters common stock.  The original note included interest at 6% and was due May 24, 2009.  The note was extended until November 24, 2010 and included an increase in the interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC until May 29, 2009 when it sold 1/2 of its share for $575,000.  Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly).  Under the extended note and revised operating agreement, the Company receives a management fee of $6,625 quarterly and interest income of $11,500 quarterly.

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing.  Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which is the Company's share).  One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly.  The Company now owns approximately 14% of Investors LLC.

EE Investors, LLC - On January 26, 2006, we acquired an investment in EE Investors, LLC with cash in the amount of $250,000.  We acquired 1,205 units (3.378%) in EE Investors, LLC, whose sole asset is 40% of Edison Nation, LLC (formerly Bouncing Brain Productions, LLC).  Edison Nation was formed to provide equity capital for new inventions and help bring them to market.  The initial business plan included developing the products and working with manufacturers and marketing organizations to sell the products.  This has evolved into a less hands-on program which involves selling products with patents to other larger companies and retaining royalties.  Edison Nation has now reached cash flow break-even, and in addition has been retained by a number of companies for which they do product searches to supplement its business.  Edison Nation has repaid the majority of its debt and expects to begin making distributions to its owners during 2011.  Based on the current status of this investment, the Company does not consider the investment to be impaired.

BreezePlay, Inc. - BreezePlay™ LLC (“BreezePlay”), headquartered in Charlotte, NC, was an energy solutions provider serving the needs of residents and utilities via partnership programs with major utilities. BreezePlay offered a proprietary monitoring system called EnviroScape™, which was the only residential consumer energy management product on the market that monitors residential energy consumption 24/7 to provide actual usage and rate data, and that enables customers the ability to automatically adjust systems to effect consumption and automate savings.  We valued the 250,000 shares we received in BreezePlay at $250,000, the price at which BreezePlay was selling its common stock to unrelated parties.  We received the shares in exchange for management services which were provided from February 1, 2009 through January 31, 2010.  We recognized eleven months of income in 2009 and recognized the remaining balance in 2010.  BreezePlay was unable to complete its funding to establish its business plan and based on the Company's analysis determined to fully impair its investment at December 31, 2010.

Vought Defense Systems Corp. - On May 31, 2006, we acquired debt owed by Vought Defense Systems Corp. ("VDSC") (formerly, Lifestyle Innovations, Inc.) with a face value of $1,177,395 for $100,000 in cash.  Lifestyle has traded under the symbol LFSI and has only had a deminimus amount of income from a royalty during the last three years.  LFSI is not currently a reporting company.  The debt was converted into a note with interest at 12% on July 1, 2008.  We owned approximately 28% of the debt of LFSI at December 31, 2009.  LFSI was valued at approximately $400,000 as a shell, ($100,000 for the Company's interest) based on estimates provided by an attorney knowledgeable in the area.

On February 16, 2010, a majority of the shareholders of LFSI approved a name change to Vought Defense Systems Corp. and a 1 for 545 reverse stock split of the issued shares of common stock.  The Company's debt was converted into 449,959 shares of VDSC common stock in March 2010.  In March 2010, the stock was transferred to available-for-sale securities and by the end of 2010, the Company had sold all of its shares for proceeds of $41,645 and recognized a loss of $58,355.

Chanticleer Investors II - The Company paid $16,598 in professional services to form this partnership.  Chanticleer Advisors, LLC acts as the managing general partner and receives a management fee based on a percentage of profits.

4.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2010 and 2009:

	2010	2009

Office and computer equipment	$29,371	$26,337
Furniture and fixtures	47,686	46,203
	77,057	72,540
Accumulated depreciation	(51,494)	(40,415)
	$25,563	$32,125

5.	NOTES PAYABLE

At December 31, 2010 and 2009, the Company had notes payable as follows:

	2010	2009

Line-of credit with a bank with interest at Wall Street Prime +1% (minimum of 5.5%) payable monthly; due in monthly payments of $1,729 commencing February 10, 2011 with the balance due in full on July 10, 2011; collateralized by substantially all assets of the Company; guaranteed by Mr. Pruitt	$250,000	$250,000

Note payable to an individual with interest at 18%; due June 30, 2010; refinanced as a convertible note payable on December 31, 2010	-	162,500
	$250,000	$412,500

6.	CONVERTIBLE NOTES PAYABLE

During the year ended December 31, 2010, the Company issued convertible notes payable with a total principal balance of $691,000 and made a partial repayment of $4,500.  The convertible notes include interest at 10% per annum, which is payable quarterly beginning on April 1, 2010 until maturity on January 4, 2012.  The convertible notes are convertible into our common stock at the rate of $1.75 per share, effective March 23, 2011 (392,286 shares).  The conversion price was below the market price of our common stock on the date the convertible notes were issued.  Accordingly, $56,660 of the proceeds were allocated to the intrinsic value of the conversion feature by crediting additional paid in capital and charging interest expense, since the notes were immediately convertible.  The effective interest rate including the beneficial conversion feature was 24.8% in 2010.  All of the convertible notes were converted to our common stock effective March 30, 2011.

7.	ACQUISITION RELATED COSTS

FASB ASC 805-10-25-23 replaced prior guidance and became effective January 1, 2009.  Acquisition-related costs are defined as costs the acquirer incurs to effect a business combination.  The acquirer shall account for acquisition-related costs as expenses in the periods in which the costs are incurred and the services received.  Pursuant to the Company's planned acquisition of HI, the Company incurred $279,050 in acquisition-related costs which were capitalized in 2008 pursuant to accounting guidance in effect at that time.

FASB ASC 805-10-25-23 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning after December 15, 2008.  Accordingly, on January 1, 2009 the Company charged its previously capitalized acquisition costs to expense on that date.

8.           DEFERRED REVENUE

The Company receives equity securities from companies for which it provides management services.  Generally the securities are issued in advance of the period over which the service is to be provided, generally one year.  The Company values the equity instruments received based upon the stock prices as of the date we reached an agreement with the third party and defers the related revenue.  The revenue is then recognized over the period earned.  Deferred revenue consists of the following during the years ended December 31, 2010 and 2009.

	2010	2009

Balance at beginning of year	$2 0,833	$-
Additions:
North American Energy common stock	10,500
Remodel Auction common stock	-	1 25,000
BreezePlay, Inc. common stock	-	2 50,000
Amortization	(29,583)	(354,167)
Balance end of year	$1,750	$20,833

9.           INCOME TAXES

During the years ended December 31, 2010 and 2009, the provision for income taxes (all deferred) differs from the amounts computed by applying the U.S. Federal income tax rate of 34% to income before provision for income taxes as a result of the following:

	2010	2009

Computed "expected" income tax expense (benefit)	$(343,900)	$(276,700)
State income taxes, net of federal benefit	(40,500)	(32,500)
Travel, entertainment and other	10,100	(8,900)
Valuation allowance	374,300	318,100
Income tax expense (benefit)	$-	$-

Significant components of net deferred income tax assets are as follows:

	2010	2009

Investments	$8,900	$461,700
Net operating loss carryforwards	1,381,600	1,003,300
Foreign losses	-	16,500
Capital loss carryforwards	478,300	13,000
Total deferred tax assets	1,868,800	1,494,500
Valuation allowance	(1,868,800)	(1,494,500)
Net deferred tax assets	$-	$-

The Company has a net operating loss carryforward of approximately $3,656,000, which will expire at various dates beginning in 2024 through 2030, if not utilized.  The Company has a capital loss carryforward of $1,258,000 which expires in 2015 if not utilized.  The tax basis of investments exceeds their book cost by approximately $23,000.

10.        STOCKHOLDERS’ EQUITY

The Company has 200,000,000 shares of its $0.0001 par value common stock authorized and 2,571,918 and 2,492,752 shares issued and 2,048,688 and 1,969,822 shares outstanding at December 31, 2010 and 2009, respectively.  There are no warrants or options outstanding.

Effective March 23, 2011, the Company's common stock was forward split, 2 shares for each share issued, pursuant to written consent by a majority of the Company's shareholders.  All share references have been adjusted as if the split occurred prior to all periods presented.

2010 Transactions

During the year ended December 31, 2010, the Company issued: 15,572 shares of its common stock valued at $25,000 to two consultants for consulting services; 33,594 shares of its common stock valued at $58,790 for amounts due a related party; and issued 10,000 shares for $17,500 in accounts payable.  Effective December 31, 2010, the Company issued 20,000 shares of its common stock to its outside directors for directors fees valued at $42,500.

2009 Transactions

During the year ended December 31, 2009, the Company sold 77,070 shares of its common stock for proceeds in the amount of $76,578.  In addition, the Company issued 522,930 shares of its common stock to form a new subsidiary, DineOut, which was valued at $536,003 and has been included in treasury stock upon consolidation.

11.         RELATED PARTY TRANSACTIONS

Due to related parties

The Company has received non-interest bearing loans and advances from related parties.  The amounts owed by the Company as of December 31, 2010 and 2009 are as follows:

	2010	2009

Tyler Industrial Group, a company partially owned by Mr. Pruitt	$-	$58,590
Chanticleer Investors, LLC	-	6,000
Hoot SA III, LLC	70,000	-
Avenel Financial Group, a company owned by Mr. Pruitt	46,349	33,000
Personal friend of Mr. Pruitt	-	12,000
	$116,349	$109,590

The Company issued 33,594 shares of its common stock in exchange for the amount due to Tyler Industrial Group during 2010.

Due from related parties

The Company has earned income from and made advances to related parties.  The amounts owed to the Company at December 31, 2010 and 2009 is as follows:

	2010	2009

Green St. Energy, Inc.	$-	$24,907
Chanticleer Investors, LLC	6,035	7,149
Chanticleer Investors II, LLC *	46,547	-
Chanticleer Dividend Fund, Inc.	30,937	-
Other	750	750
	$84,269	$32,806

*Collected March 15, 2011.

Management income from affiliates

The Company had management income from its affiliates in 2010 and 2009, as follows:

	2010	2009

Chanticleer Investors, LLC	$26,500	$63,250
Chanticleer Investors II LLC	57,718	561
Green St. Energy, Inc.	-	24,000
Efftec International, Inc.	22,500	-
North American Energy Resources, Inc.	8,750	-
Syzygy Entertainment, Ltd.	-	11,000
	$115,468	$98,811

Chanticleer Investors LLC

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000.  Investors LLC’s principal asset is a convertible note in the amount of $5,000,000 with Hooters of America, Inc. (“Hooters”), collateralized by and convertible into 2% of Hooters common stock.  The original note included interest at 6% and was due May 24, 2009.  The note was extended until November 24, 2010 and includes an increase in interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC at December 31, 2008 and until May 29, 2009 when it sold 1/2 of its share for $575,000.  Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly).  Under the extended note and revised operating agreement, the Company receives a management fee of $6,625 quarterly and interest income of $11,500 quarterly.  The Company sold $75,000 of its investment in December 2010, leaving it with a balance of $500,000 at December 31, 2010.

The Company received management income of $26,500 and $63,250 in 2010 and 2009, respectively, for its management services, which is included in management income from affiliates.  The Company recorded earnings from its equity investment of $23,000 in 2009.  After the Company sold 1/2 of its investment in May 2009, the Company's earnings of $46,000 and $23,000 was included in interest income in 2010 and 2009, respectively.

Chanticleer Investors II LLC

The Company manages Investors II and earned management income of $57,718 ($46,547 was collected March 15, 2011 and $11,171 was collected in 2010) and $561 in 2010 and 2009, respectively.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed CDF under the general corporation laws of the State of Maryland.  CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011.  The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

Green St. Energy, Inc. ("Green St.")

Mr. Pruitt was a director of Green St. and during 2009, the Company billed Green St. $24,000 for management services and advanced $907 for Green St. expenses.  This amount was included in bad debt expense at December 31, 2010.

Efftec International, Inc. ("Efftec")

The Company's CEO became CEO and the sole director of Efftec during 2010 and the Company received 150,000 common shares and an option to acquire 150,000 shares for management services.  The shares and option were valued at $22,500, based on the trading price of Efftec at the time.

North American Energy Resources, Inc. ("NAEY")

The Company's CEO became CEO and a director of NAEY during 2010 and the Company received 150,000 common shares for management services.  The shares were valued at $10,500, based on the trading price of NAEY at the time.  The Company's CEO resigned as CEO of NAEY in December 2010 and remains a director.

Syzygy Entertainment, Ltd. ("Syzygy")

Mr. Pruitt was a director of Syzygy until his resignation on June 1, 2009.  Revenue in 2009 included $11,000 in cash management fees from Syzygy.  During 2007, Mr. Pruitt contributed 300,000 shares of Syzygy Entertainment, Ltd. to the Company, which was valued by the investment committee at $600,000 on the dates contributed.  Mr. Pruitt did not receive additional compensation as a result of the transfers.  The Company owns 642,814 shares of Syzygy which have been fully impaired at December 31, 2010.

Other

The Company acquired trading securities from a related party for $26,334 and $31,500 which were sold for $32,917 and $40,197 in 2010 and 2009, respectively.

12.         SEGMENTS OF BUSINESS

The Company is organized into two active segments as of the end of 2010.  One of which was added during 2009 and had its initial revenue in 2010.

Management and consulting services ("Management")

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded.  The Company also provides management and investment services for Investors LLC and Investors II.  The Company will also provide management services to CDF.

Insurance and specialized financial services ("Insurance")

We have formed AFS to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations.  AFS's business operation has not been activated and is expected to initially include captive insurance, CHIRA and trust services.

Operation of restaurants (South Africa) ("Restaurants")

The Company formed CHL to own the Company's 50% general partner interest in Hooters S.A., GP, the general partner of the Hooters' restaurant franchises in South Africa.  The initial restaurant opened December 2009 in Durban, South Africa and operations commenced in January 2010.  In the initial restaurant CHL has a 10% interest in total restaurant cash flows until the limited partners receive payout and a 40% interest in total restaurant cash flows after limited partner payout.  The second location opened in Johannesburg in June 2010 and a third location is planned to open in Cape Town during the spring of 2011.  The Company's cash requirement has been financed with limited partnerships.

Financial information regarding the Company's segments is as follows for 2010 and 2009.

Year ended December 31, 2010

	Management	Insurance	Restaurants	Total

Revenues	$136,301	$-	$-	$136,301

Interest expense	$140,016	$-	$-	$140,016

Depreciation and amortization	$11,079	$-	$-	$11,079

Profit (loss)	$(949,904)	$-	$58,337	$(891,567)
Investments and other				(138,351)
Non-controlling interest				18,353
				$(1,011,565)

Assets	$208,261	$-	$87,200	$295,461
Investments				1,119,098
				$1,414,559

Liabilities	$1,332,134	$-	$-	$1,332,134

Expenditures for non-current assets	$4,517	$-	$-	$4,517

Year ended December 31, 2009

	Management	Insurance	Restaurants	Total

Revenues	$602,978	$-	$-	$602,978

Interest expense	$33,914	$-	$-	$33,914

Depreciation and amortization	$11,481	$-	$-	$11,481

Profit (loss)	$(702,734)	$(15,000)	$(43,451)	$(761,185)
Investments and other				$(52,511)
				$(813,696)

Assets	$71,285	$-	$107,500	$178,785
Investments				$1,274,884
				$1,453,669

Liabilities	$708,651	$-	$27,000	$735,651

Expenditures for non-current assets	$7,446	$-	$62,500	$69,946

13.         COMMITMENTS AND CONTINGENCIES

Effective August 1, 2010, the Company extended its office lease agreement for its office for a term of one year with monthly lease payments of $2,100.

On April 23, 2009, the Company through its 50% joint venture agreement with Shaw Holdings (Chanticleer & Shaw Pty, Ltd.) entered into a franchise agreement with HOA to open and operate Hooters restaurants in the Republic of South Africa.  The initial plan calls for four restaurants in the first phase with three additional locations to be added later.  The first restaurant opened in December 2009 in Durban and commenced operations January 1, 2010.  A location in Johannesburg opened in June 2010 and a location in Cape Town is scheduled to open in the spring of 2011. The majority of the Company's financial commitments have been and will be covered with limited partner commitments.

14.         DISCLOSURES ABOUT FAIR VALUE

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables according to FASB ASC 820 pricing levels.

Fair Value Measurement Using
Quoted prices
		in active	Significant
		markets of	other	Significant
		identical	observable	Unobservable
	Recorded	assets	inputs	Inputs
	value	(Level 1)	(Level 2)	(Level 3)

December 31, 2010
Assets:
Available-for-sale securities	$352,500	$101,500	$251,000	$-

December 31, 2009
Assets:
Available-for-sale securities	$83,286	$83,286	$-	$-

At December 31, 2010 and 2009, the Company's available-for-sale equity securities were valued using Level 1 and Level 2 inputs as summarized above.  Level 1 inputs are based on unadjusted prices for identical assets in active markets that the Company can access.  Level 2 inputs are based on quoted prices for similar assets other than quoted prices in Level 1, quoted prices in markets that are not yet active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets.

The Company does not have any investments that are measured on a recurring basis using Level 3 inputs.

Certain assets are not carried at fair value on a recurring basis, including investment accounted for under the equity and cost methods.  Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to re-measurement at fair value after initial recognition and the resulting re-measurement is reflected in the consolidated financial statements.

In 2010, the Company considered a cost basis investment to be impaired and recognized an impairment loss of $250,000 in the consolidated statement of operations.  In 2009, the Company considered an equity method investment to be impaired and recognized an impairment loss of $50,000 in the consolidated statement of operations.  These impairments were determined using Level 3 inputs to determine the estimated fair value, which was determined to be less than the recorded amounts.

See Note 3 for further details of the Company's investments.

15.         SUBSEQUENT EVENTS

ACQUISITION OF HOOTERS RESTAURANTS

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing.  Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which is the Company's share).  One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly.  The Company now owns approximately 14% of Investors LLC.

The Company received a payment of $400,000 at closing for its services in facilitating the acquisition.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its board.

COMMON STOCK SPLIT

Effective March 23, 2011, the Company's common stock was forward split, 2 shares for each share issued, pursuant to written consent by a majority of the Company's shareholders.  All share references have been adjusted as if the split occurred prior to all periods presented.

CONVERTIBLE NOTES PAYABLE

Effective March 30, 2011 the holders of the $686,500 in convertible notes payable and other obligations totaling $35,000 were converted into 412,286 shares of the Company's common stock.

WARRANT REGISTRATION

On January 6, 2011, the Company filed a Form S-1 Registration Statement under the Securities Act of 1933.  The Registration Statement, when effective, would register one Class A Warrant and one Class B Warrant for each common share of the Company issued.  The warrants have a subscription price of $0.04 which entitles our shareholders to acquire one Class A Warrant which would entitle the holder to acquire one share of our common stock for $2.75 and one Class B Warrant which would entitle the holder to acquire one share of our common stock for $3.50.  The warrants have a five year life.

$98,439
CHANTICLEER HOLDINGS INC.

Warrants to purchase up to 4,921,948 shares of Common Stock
Issuable Upon Exercise of Non-Transferable Rights to Subscribe for such Warrants

PROSPECTUS

July 14, 2011

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus or any supplement to this prospectus, including any free writing prospectus that we use in connection with this offering, and, if given or made, the information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.